                                                                     EXHIBIT 4.3








                       ADVANTA BUSINESS CARD MASTER TRUST




                        TRANSFER AND SERVICING AGREEMENT

                                      among

                       ADVANTA BUSINESS RECEIVABLES CORP.

                                   Transferor

                               ADVANTA BANK CORP.

                                    Servicer

                                       and

                            WILMINGTON TRUST COMPANY,
                               AS OWNER TRUSTEE OF
                       ADVANTA BUSINESS CARD MASTER TRUST

                                     Issuer


                           Dated as of August 1, 2000

                                      TABLE OF CONTENTS

                                                                                        PAGE
ARTICLE I  DEFINITIONS ...........................................................       -1-
           Section 1.01. Definitions .............................................       -1-

ARTICLE II CONVEYANCE OF RECEIVABLES .............................................       -14-
           Section 2.01. Conveyance of Receivables ...............................       -14-
           Section 2.02. Acceptance by Trust .....................................       -15-
           Section 2.03. Representations and Warranties of Each Transferor
                         Relating to Such Transferor .............................       -16-
           Section 2.04. Representations and Warranties of each Transferor
                         Relating to the Agreement and the Receivables ...........       -17-
           Section 2.05. Reassignment of Ineligible Receivables ..................       -19-
           Section 2.06. Reassignment of Trust Portfolio .........................       -20-
           Section 2.07. Covenants of each Transferor ............................       -21-
           Section 2.08. Covenants of each Transferor with Respect
                         to the Applicable Receivables  Purchase Agreement .......       -24-
           Section 2.09. Addition of Accounts ....................................       -25-
           Section 2.10. Removal of Accounts .....................................       -28-
           Section 2.11. Account Allocations .....................................       -29-

ARTICLE III ADMINISTRATION AND SERVICING OF RECEIVABLES ..........................       -31-
           Section 3.01. Acceptance of Appointment and Other Matters
                         Relating to the Servicer ................................       -31-
           Section 3.02. Servicing Compensation ..................................       -32-
           Section 3.03. Representations, Warranties and Covenants of the Servicer       -32-
           Section 3.04. Reports and Records for the Owner Trustee ...............       -35-
           Section 3.05. Annual Certificate of Servicer ..........................       -35-
           Section 3.06. Annual Servicing Report of Independent Public
                         Accountants; Copies of Reports Available ................       -35-
           Section 3.07. Tax Treatment ...........................................       -36-
           Section 3.08. Notices to ABC ..........................................       -37-
           Section 3.09. Adjustments .............................................       -37-
           Section 3.10. Reports to the Commission ...............................       -37-

ARTICLE IV OTHER MATTERS RELATING TO EACH TRANSFEROR .............................       -39-
           Section 4.01. Liability of each Transferor ............................       -39-
           Section 4.02. Merger or Consolidation of, or Assumption of the
                         Obligations of, a Transferor ............................       -39-
           Section 4.03. Limitations on Liability of Each Transferor .............       -40-

TABLE OF CONTENTS
(CONTINUED)

                                                                                     PAGE
ARTICLE V OTHER MATTERS RELATING TO THE SERVICER ..............................       -41-
            Section 5.01. Liability of the Servicer ...........................       -41-
            Section 5.02. Merger or Consolidation of, or Assumption of the
                          Obligations of, the Servicer ........................       -41-
            Section 5.03. Limitation on Liability of the Servicer and Others ..       -42-
            Section 5.04. Servicer Indemnification of the Trust, the Owner
                          Trustee and the Indenture Trustee ...................       -42-
            Section 5.05. Resignation of the Servicer .........................       -42-
            Section 5.06. Access to Certain Documentation and Information
                          Regarding the Receivables ...........................       -43-
            Section 5.07. Delegation of Duties; Sub-Servicing Agreements ......       -43-
            Section 5.08. Examination of Records ..............................       -44-

ARTICLE VI  INSOLVENCY EVENTS .................................................       -45-
            Section 6.01. Rights upon the Occurrence of an Insolvency Event ...       -45-

ARTICLE VII SERVICER DEFAULTS .................................................       -46-
            Section 7.01. Servicer Defaults ...................................       -46-
            Section 7.02. Indenture Trustee To Act; Appointment
                          of Successor ........................................       -48-
            Section 7.03. Notification to Noteholders .........................       -49-

ARTICLE VIII TERMINATION ......................................................       -51-
            Section 8.01. Termination of Agreement ............................       -51-

ARTICLE IX MISCELLANEOUS PROVISIONS ...........................................       -52-
            Section 9.01. Amendment; Waiver of Past Defaults ..................       -52-
            Section 9.02. Protection of Right, Title and Interest to Trust ....       -53-
            Section 9.03. GOVERNING LAW .......................................       -54-
            Section 9.04. Notices; Payments ...................................       -54-
            Section 9.05. Severability of Provisions ..........................       -55-
            Section 9.06. Further Assurances ..................................       -55-
            Section 9.07. No Waiver; Cumulative Remedies ......................       -55-
            Section 9.08. Counterparts ........................................       -56-
            Section 9.09. Third-Party Beneficiaries ...........................       -56-
            Section 9.10. Actions by Noteholders ..............................       -56-
            Section 9.11. Rule 144A Information ...............................       -56-
            Section 9.12. Merger and Integration ..............................       -57-
            Section 9.13. Headings ............................................       -57-
            Section 9.14. Limitation of Liability .............................       -57-

TABLE OF CONTENTS
(CONTINUED)

                                                                                                PAGE
EXHIBITS
EXHIBIT A             Form of Assignment of Receivables in Additional
                      Designated Accounts..................................................      A-1
EXHIBIT B             Form of Reassignment of Receivables in Removed Accounts..............      B-1
EXHIBIT C             Form of Annual Servicer's Certificate................................      C-1
EXHIBIT D-1           Form of Opinion of Counsel with Respect to Amendments................    D-1-1
EXHIBIT D-2           Form of Opinion of Counsel with Respect to Accounts..................    D-2-1
EXHIBIT D-3           Provisions to be Included in Annual Opinion of Counsel...............    D-3-1

SCHEDULES
SCHEDULE 1            List of Accounts.....................................................      1-1

        TRANSFER AND SERVICING AGREEMENT, dated as of August 1, 2000 among ADVANTA BUSINESS RECEIVABLES CORP., a Nevada corporation, as Transferor, ADVANTA BANK CORP., a Utah industrial loan corporation, as Servicer, and Wilmington Trust Company as Owner Trustee of ADVANTA BUSINESS CARD MASTER TRUST, a Delaware common law trust, as Issuer.

        In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Noteholders and any Series Enhancer to the extent provided herein, in the Indenture and in any Indenture Supplement:

                                          ARTICLE I

                                         DEFINITIONS

        Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

        "ABC" shall mean Advanta Bank Corp., a Utah industrial loan corporation, and its successors and permitted assigns.

        "ABRC" shall mean Advanta Business Receivables Corp., a Nevada corporation, and its successors and permitted assigns.

        "Account" shall mean each Mastercard(R) and VISA(R)(1) account established pursuant to a Credit Card Agreement between ABC or any other Account Owner and any Person.

        "Account Owner" shall mean ABC or any other entity which is the issuer of the credit card relating to an Account pursuant to a Credit Card Agreement.

        "Addition Date" shall mean with respect to Additional Designated Accounts, the date from and after which such Additional Designated Accounts are to be included as Designated Accounts pursuant to subsection 2.09(a) or (b).

        "Additional Cut-Off Date" shall mean with respect to Additional Designated Accounts, the date specified as such in the notice delivered with respect thereto pursuant to subsection 2.09(c).

        "Additional Designated Account" shall mean each Eligible Account designated pursuant to subsection 2.09(a) or (b) to be included as a Designated Account and identified in the computer file
--------
        (1) MasterCard and VISA are registered trademarks of Mastercard International Incorporated and VISA USA, Inc., respectively.

or microfiche list delivered to the Owner Trustee by the Transferor pursuant to
Section 2.01 and subsection 2.09(h).

        "Additional Transferors" shall have the meaning specified in subsection 2.09(g).

        "Adverse Effect" shall mean, with respect to any action, that such action will (a) result in the occurrence of a Pay Out Event or an Event of Default or (b) materially and adversely affect the amount or timing of distributions to be made to the Noteholders of any Series or Class pursuant to this Agreement, the Indenture or the related Indenture Supplement.

        "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Aggregate Addition" shall mean the designation of additional Eligible Accounts to be included as Designated Accounts pursuant to subsection 2.09(a) or
(b).

        "Agreement" shall mean this Transfer and Servicing Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

        "Appointment Date" shall have the meaning specified in Section 6.01.

        "Assignment" shall have the meaning specified in subsection 2.09(h).

        "Authorized Newspaper" shall mean any newspaper or newspapers of general circulation in the Borough of Manhattan, the City of New York, printed in the English language (and, with respect to any Series or Class, if and so long as the Notes of such Series are (i) listed on the Luxembourg Stock Exchange and such Exchange shall so require, in Luxembourg, printed in any language satisfying the requirements of such Exchange or (ii) Bearer Notes, in such place as may be specified in the applicable Indenture Supplement) and customarily published on each business day at such place, whether or not published on Saturdays, Sundays or holidays.

        "Bearer Notes" shall have the meaning specified in the Indenture.

        "Business Day" shall mean any day other than (a) a Saturday or Sunday or
(b) any other day on which national banking associations or state banking institutions in New York, Utah, Delaware or any other state in which the principal executive offices of ABC, the Owner Trustee, the Indenture Trustee or other Account Owner, as the case may be, are located, are authorized or obligated by law, executive order or governmental decree to be closed or (c) for purposes of any particular Series, any other day specified in the related Indenture Supplement.

        "Cash Advance Fees" shall mean cash advance transaction fees and cash advance late fees, if any, as specified in the Credit Card Agreement applicable to each Account.

        "Certificate" shall have the meaning specified in the Trust Agreement.

        "Class" shall have the meaning specified in the Indenture.

        "Closing Date" shall mean, with respect to any Series, the closing date specified in the related Indenture Supplement.

        "Collections" shall mean all payments by or on behalf of Obligors (including Insurance Proceeds) received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment in accordance with a Credit Card Agreement in effect from time to time and all other amounts specified by this Agreement, the Indenture or any Indenture Supplement as constituting Collections. All Recoveries with respect to Receivables previously charged off as uncollectible will be treated as Collections of Finance Charge and Administrative Receivables. Collections with respect to any Monthly Period shall include a portion, calculated pursuant to subsection 2.07(i), of Interchange paid to the Trust with respect to such Monthly Period, to be applied as if such amount were Collections of Finance Charge and Administrative Receivables for all purposes.

        "Corporate Trust Office" shall have the meaning (a) when used in respect of the Owner Trustee, specified in the Trust Agreement and (b) when used in respect of the Indenture Trustee, specified in the Indenture.

        "Coupon" shall have the meaning specified in the Indenture.

        "Credit Card Agreement" shall mean, with respect to a revolving credit card account, the agreements between an Account Owner and the Obligor governing the terms and conditions of such account, as such agreements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to the Obligor.

        "Credit Card Guidelines" shall mean the respective policies and procedures of ABC or any other Account Owner, as the case may be, as such policies and procedures may be amended from time to time, (a) relating to the operation of its credit card business, which generally are applicable to its portfolio of revolving credit card accounts or, in the case of an Account Owner that has only a portion of its portfolio subject to a Receivables Purchase Agreement, applicable to such portion of its portfolio, and in each case which are consistent with prudent practice, including the policies and procedures for determining the creditworthiness of credit card customers and the extension of credit to credit card customers, and (b) relating to the maintenance of credit card accounts and collection of credit card receivables.

        "Date of Processing" shall mean, with respect to any transaction or receipt of Collections, the date on which such transaction is first recorded on the Servicer's computer file of revolving credit card accounts (without regard to the effective date of such recordation).

        "Defaulted Amount" shall mean, with respect to any Monthly Period, an amount (which shall not be less than zero) equal to (a) the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period, minus (b) the amount of any Defaulted Receivables of which the Transferor or the Servicer became obligated to accept reassignment or assignment in accordance with the terms of this Agreement during such Monthly Period; provided, however, that, if an Insolvency Event occurs with respect to the Transferor, the amount of such Defaulted Receivables which are subject to reassignment to the Transferor in accordance with the terms of this Agreement shall not be added to the sum so subtracted and, if any of the events described in subsection 7.01(d) occur with respect to the Servicer, the amount of such Defaulted Receivables which are subject to reassignment or assignment to the Servicer in accordance with the terms of this Agreement shall not be added to the sum so subtracted.

        "Defaulted Receivables" shall mean, with respect to any Monthly Period, all Principal Receivables which are charged off as uncollectible in such Monthly Period in accordance with the Credit Card Guidelines and the Servicer's customary and usual servicing procedures for servicing revolving credit card receivables comparable to the Receivables. A Principal Receivable shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged-off on the Servicer's computer file of revolving credit card accounts.

        "Designated Account" shall mean (a) each Initial Designated Account, (b) each Additional Designated Account (but only from and after the Addition Date with respect thereto), (c) each Related Account, and (d) each Transferred Account, but shall exclude (e) any Account all the Receivables in which are either: (i) after the Removal Date, removed by the Transferor pursuant to
Section 2.10, (ii) reassigned to the Transferor pursuant to Section 2.05 or
(iii) assigned and transferred to the Servicer pursuant to Section 3.03.

        "Document Delivery Date" shall have the meaning specified in subsection 2.09(h).

        "Dollars," "$" or "U.S. $" shall mean United States dollars.

        "Eligible Account" shall mean a revolving credit card account owned by ABC in the case of the Initial Designated Accounts on the Initial Cut-Off Date, or ABC or other Account Owner, in the case of Additional Designated Accounts after the Initial Cut-Off Date which, as of the Initial Cut-Off Date with respect to an Initial Designated Account or as of the Additional Cut-Off Date with respect to an Additional Designated Account meets the following requirements:

        (a) with respect to the Initial Designated Accounts, is an account in existence and maintained by ABC as of the Initial Cut-Off Date and with respect to Additional Designated Accounts is an account in existence and maintained by ABC or other Account Owner as of the Additional Cut-Off Date;

        (b) is payable in Dollars;

        (c) the Obligor of which has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a military address;

        (d) the Obligor of which has not been identified by the Servicer in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding;

        (e) has not been identified as an account with respect to which the related card has been lost or stolen;

        (f) has not been sold or pledged to any other party except for any sale to another Account Owner that has either entered into a Receivables Purchase Agreement or is an Additional Transferor;

        (g) does not have Receivables which have been sold or pledged by ABC or any other Account Owner, as the case may be, to any other party other than the Transferor or the Trust pursuant to a Receivables Purchase Agreement or the Transfer and Servicing Agreement, respectively;

        (h) does not have any Receivables that are Defaulted Receivables; and

        (i) does not have any Receivables that have been identified by the Servicer or the relevant Obligor as having been incurred as a result of fraudulent use of any related credit card.

        "Eligible Receivable" shall mean each Receivable, including, where applicable, the underlying receivable:

        (a)    which has arisen in an Eligible Account;

        (b) which was created in compliance, in all material respects, with all Requirements of Law applicable to the institution which owned such Receivable at the time of its creation and pursuant to a Credit Card Agreement which complies in all material respects with all Requirements of Law applicable to ABC or other Account Owner, as the case may be;

        (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by ABC or other Account Owner, as the case may be, of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

        (d) as to which at the time of the transfer of such Receivable to the Trust, the Transferor or the Trust will have good and marketable title thereto and which itself is, and the underlying receivables are, free and clear of all Liens;

        (e) which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all the Transferor's right, title and interest therein (including any proceeds thereof), or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust;

        (f) which at all times will be the legal, valid and binding payment obligation of the Obligor thereon enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

        (g) which, at the time of transfer to the Trust, has not been waived or modified except as permitted in accordance with the Credit Card Guidelines and the Servicer's customary and usual servicing procedures for servicing revolving credit card receivables comparable to the Receivables and which waiver or modification is reflected in the Servicer's computer file of revolving credit card accounts;

        (h) which, at the time of transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense, including that of a Governmental Authority (including defenses arising out of violations of usury laws), of the Obligor thereon, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general;

        (i) as to which, at the time of transfer to the Trust, none of the Transferor, ABC or any other Account Owner, as the case may be, has taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of the Trust or the Noteholders therein;

        (j) which constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC as then in effect in any state where the filing of a financing statement is required to perfect the Trust's interest in the Receivables and the proceeds thereof; and

        (k) as to which, at the time of transfer to the Trust, ABC has satisfied all its obligations with respect thereto.

        "Eligible Servicer" shall mean the Indenture Trustee or, if the Indenture Trustee is not acting as Servicer, an entity which, at the time of its appointment as Servicer, (a) is servicing a portfolio of revolving credit card accounts, (b) is legally qualified and has the capacity to service the Accounts,

(c) in the sole determination of the Indenture Trustee, which determination shall be conclusive and binding, has demonstrated the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care, (d) is qualified to use the software that is then being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

        "Event of Default" shall have the meaning specified in the Indenture.

        "Excess Funding Account" shall have the meaning specified in the Indenture.

        "Excess Funding Amount" shall have the meaning specified in the Indenture.

        "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

        "Finance Charge and Administrative Receivables" shall mean all amounts billed to the Obligors on any Account in respect of (a) all Periodic Rate Finance Charges, (b) Cash Advance Fees, (c) annual membership fees and annual service charges, (d) Late Fees, (e) Overlimit Fees, (f) any other fees with respect to the Accounts designated by the Transferor at any time and from time to time to be included as Finance Charge and Administrative Receivables and any other amounts, other than Principal Receivables, designated by the Transferor to be "Finance Charge and Administrative Receivables". Finance Charge and Administrative Receivables shall also include (a) Interchange as calculated pursuant to the Indenture Supplement for any Series and (b) all Recoveries with respect to Receivables previously charged off as uncollectible.

        "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Indenture" shall mean the Master Indenture, dated as of August 1, 2000, between the Issuer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

        "Indenture Supplement" shall have the meaning specified in the Indenture.

        "Indenture Trustee" shall mean Bankers Trust Company, in its capacity as trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

        "Independent Director" shall have the meaning specified in subsection 2.07(h)(vi).

        "Ineligible Receivables" shall have the meaning specified in subsection 2.05(a).

        "Initial Designated Account" shall mean each Account, which account is identified in the computer file or microfiche list delivered to the Owner Trustee by the Transferor pursuant to Section 2.01 on the Initial Issuance Date.

        "Initial Cut-Off Date" shall mean August 1, 2000.

        "Initial Invested Amount" with respect to any Series, shall have the meaning set forth in the related Indenture Supplement.

        "Initial Issuance Date" shall mean August 18, 2000.

        "Insolvency Event" shall have the meaning specified in Section 6.01.

        "Insurance Proceeds" shall mean any amounts received pursuant to the payment of benefits under any credit life insurance policies, credit disability or unemployment insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

        "Interchange" shall mean interchange fees payable to ABC or any other Account Owner, in its capacity as credit card issuer, through MasterCard or VISA in connection with cardholder charges for goods or services with respect to the Accounts, as calculated pursuant to the related Indenture Supplement for any Series. Any reference in this Agreement, the Indenture or any Indenture Supplement to Interchange shall refer to only the fractional undivided interest in the interchange fees that are transferred by ABC or another Account Owner to a Transferor pursuant to a Receivables Purchase Agreement (or if the other Account Owner is an Additional Transferor, transferred directly to the Trust pursuant to this Agreement), which fractional undivided interest may be less than a 100% interest therein.

        "Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the invested amount or adjusted invested amount, as applicable, specified in the related Indenture Supplement.

        "Issuer" shall mean the Trust.

        "Late Fees" shall have the meaning specified in the Credit Card Agreement applicable to each Account for late fees or similar terms.

        "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any Lien for municipal or other local taxes if such taxes are not then due and payable or if the Transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto, and the lien created by, this Agreement shall not be deemed to constitute a Lien.

        "MasterCard" shall mean MasterCard International Incorporated, and its successors in interest.

        "Monthly Period" shall have the meaning specified in the Indenture.

        "Monthly Servicing Fee" shall have the meaning specified in Section
3.02.

        "Net Portfolio Yield" shall have the meaning specified in an Indenture Supplement.

        "Note Interest Rate" shall have the meaning specified in the Indenture.

        "Note Owner" shall have the meaning specified in the Indenture.

        "Note Register" shall have the meaning specified in the Indenture.

        "Noteholder" or "Holder" shall have the meaning specified in the Indenture.

        "Notices" shall have the meaning specified in subsection 9.04(a).

        "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

        "Officer's Certificate" shall have the meaning specified in the Indenture.

        "Opinion of Counsel" shall have the meaning specified in the Indenture.

        "Overlimit Fees" shall have the meaning specified in the Credit Card Agreement applicable to each Account for overlimit fees or similar terms if such fees are provided for with respect to such Account.

        "Owner Trustee" shall mean Wilmington Trust Company, in its capacity as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

        "Pay Out Event" shall have the meaning specified in the Indenture.

        "Paying Agent" shall have the meaning specified in the Indenture.

        "Payment Date" shall mean, with respect to any Series, the date specified in the applicable Indenture Supplement.

        "Periodic Rate Finance Charges" shall have the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

        "Person" shall mean any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of any nature.

        "Principal Receivables" shall mean all Receivables other than Finance Charge and Administrative Receivables or Defaulted Receivables. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Principal Receivables which the Transferor is unable to transfer as provided in Section 2.11 shall not be included in calculating the amount of Principal Receivables.

        "Rating Agency" shall have the meaning specified in the Indenture.

        "Rating Agency Condition" shall have the meaning specified in the Indenture.

        "Reassignment" shall have the meaning specified in Section 2.10.

        "Receivables" shall mean all amounts shown on the Servicer's records as amounts payable by Obligors on any Designated Account from time to time, including amounts payable for Principal Receivables and Finance Charge and Administrative Receivables. Receivables which become Defaulted Receivables will cease to be included as Receivables as of the day on which they become Defaulted Receivables.

        "Receivables Purchase Agreement" shall mean the receivables purchase agreement, dated as of August 1, 2000, between ABC and ABRC, as amended from time to time, and includes any receivables purchase agreement, substantially in the form of such agreement entered into between a Transferor and ABC or another Account Owner in the future, if any.

        "Recoveries" shall mean all amounts received (net of out-of-pocket costs of collection) including Insurance Proceeds, which are reasonably estimated by the Transferor to be attributable to Defaulted Receivables, including the net proceeds of any sale of such Defaulted Receivables by the Transferor.

        "Registered Notes" shall have the meaning specified in the Indenture.

        "Related Account" shall mean a Designated Account with respect to which a new credit account number has been issued by the applicable Account Owner or Servicer or the applicable

Transferor under circumstances resulting from a lost or stolen credit card and not requiring standard application and credit evaluation procedures under the Credit Card Guidelines.

        "Removal Cut-Off Date" shall mean with respect to Removed Accounts, the date specified as such in the notice delivered with respect thereto pursuant to subsection 2.10(i).

        "Removal Date" shall have the meaning specified in subsection 2.10(i).

        "Removed Accounts" shall have the meaning specified in Section 2.10.

        "Required Designation Date" shall have the meaning specified in subsection 2.09(a).

        "Required Minimum Principal Balance" shall have the meaning specified in the Indenture.

        "Required Transferor Interest" shall have the meaning specified in the Indenture.

        "Requirements of Law" shall mean any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether Federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

        "Series" shall have the meaning specified in the Indenture.

        "Series Account" shall have the meaning specified in the Indenture.

        "Series Enhancement" shall have the meaning specified in the Indenture.

        "Series Enhancer" shall have the meaning specified in the Indenture.

        "Servicing Transfer" shall have the meaning specified in Section 7.01.

        "Servicer" shall mean ABC, in its capacity as Servicer pursuant to this Agreement, and, after any Servicing Transfer, the Successor Servicer.

        "Servicer Default" shall have the meaning specified in Section 7.01.

        "Servicer Termination Notice" shall have the meaning specified in
Section 7.01.

        "Servicing Fee" shall have the meaning specified in Section 3.02.

        "Servicing Fee Rate" shall mean, with respect to any Series, the servicing fee rate specified in the related Indenture Supplement.

        "Successor Servicer" shall have the meaning specified in subsection 7.02(a).

        "Supplemental Certificate" shall have the meaning specified in the Trust Agreement.

        "Tax Opinion" shall have the meaning specified in the Indenture.

        "Transfer Agent and Registrar" shall have the meaning specified in the Indenture.

        "Transfer Restriction Event" shall have the meaning specified in Section 2.11.

        "Transferor" shall mean (a) ABRC and (b) any Additional Transferor or Transferors. References to "each Transferor" shall refer to each entity mentioned in the preceding sentence and references to "the Transferor" shall refer to all of such entities.

        "Transferor Interest" shall have the meaning specified in the Indenture.

        "Transferred Account" shall mean each account into which a Designated Account shall be transferred; provided that (i) such transfer was made in accordance with the Credit Card Guidelines and (ii) such account can be traced or identified as an account into which a Designated Account has been transferred.

        "Trust" shall mean the Owner Trustee acting as the owner trustee of the Advanta Business Card Master Trust or the Advanta Business Card Master Trust, as the context may require.

        "Trust Agreement" shall mean the Trust Agreement relating to the Trust, dated as of August 1, 2000, between ABRC and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

        "Trust Assets" shall have the meaning specified in Section 2.01.

        "Trust Beneficial Interest" shall have the meaning specified in the Trust Agreement.

        "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

        "VISA" shall mean VISA USA, Inc., and its successors in interest.

        Section 1.02. Other Definitional Provisions.

        (a) With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the Trust Agreement, the Indenture or the related Indenture Supplement, as applicable.

        (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

        (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Agreement or in any such certificate or other document shall control.

        (d) The agreements, representations and warranties of ABRC and ABC in this Agreement in each of their respective capacities as Transferor and Servicer shall be deemed to be the agreements, representations and warranties of ABRC and ABC solely in each such capacity for so long as ABRC and ABC act in each such capacity under this Agreement.

        (e) Any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series.

        (f) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

        (g) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation."

                               [END OF ARTICLE I]

                                   ARTICLE II

                            CONVEYANCE OF RECEIVABLES

        Section 2.01. Conveyance of Receivables. By execution of this Agreement, ABRC and, in the case of Additional Designated Accounts, ABRC or, if applicable, any Additional Transferor does hereby transfer, assign, set over and otherwise convey to the Owner Trustee for the benefit of the Trust on the Initial Issuance Date and each Addition Date, as applicable, without recourse except as provided herein, all its right, title and interest in, to and under the Receivables existing at the close of business on the Initial Issuance Date, in the case of Receivables arising in the Initial Designated Accounts, and on each applicable Addition Date, in the case of Receivables arising in the Additional Designated Accounts, and in each case thereafter created from time to time until the termination of the Trust, all Interchange and Recoveries allocable to the Trust as provided herein, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including "proceeds" as defined in the UCC) thereof. The Transferor does hereby further transfer, assign, set over and otherwise convey to the Trust all of its right, title and interest in and under the Receivables Purchase Agreement. The property described in the two preceding sentences, together with all monies and other property credited to the Collection Account, the Series Accounts and the Excess Funding Account (including any subaccounts of such account), the rights of the Trust under this Agreement and the Trust Agreement and the right to receive Recoveries attributed to cardholder charges for merchandise and services in the Accounts shall constitute the assets of the Trust (the "Trust Assets"). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Owner Trustee, the Indenture Trustee or any Noteholder of any obligation of ABC or other Account Owner or the Transferor, any Additional Transferor, the Servicer or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA, MasterCard or insurers. The Obligors shall not be notified in connection with the creation of the Trust of the transfer, assignment, set-over and conveyance of the Receivables to the Trust.

        Each Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables conveyed by such Transferor existing on the Initial Issuance Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the transfer and assignment of its interest in such Receivables to the Trust, and to deliver a file stamped copy of each such financing statement or other evidence of such filing to the Owner Trustee as soon as practicable after the Initial Issuance Date, in the case of Receivables arising in the Initial Designated Accounts, and (if any additional filing is so necessary) as soon as practicable after the applicable Addition Date, in the case of Receivables arising in Additional Designated Accounts. The Owner Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such transfer and assignment.

        Each Transferor further agrees, at its own expense, on or prior to (x) the Initial Issuance Date, in the case of the Initial Designated Accounts, (y) the applicable Addition Date, in the case of Additional Designated Accounts with respect to such Transferor, if any, and (z) the applicable Removal Date, in the case of Removed Accounts with respect to such Transferor, if any (a) to indicate in the appropriate computer files that Receivables created (or reassigned, in the case of Removed Accounts) in such Accounts have been conveyed to the Trust pursuant to this Agreement (or conveyed to each such Transferor or its designee in accordance with Section 2.10, in the case of Removed Accounts) by including (or deleting in the case of Removed Accounts) in such computer files the applicable code that identifies each such Designated Account and (b) to deliver to the Owner Trustee a computer file or microfiche list containing a true and complete list of all such Designated Accounts specifying for each such Designated Account, as of the Initial Cut-Off Date, in the case of the Initial Designated Accounts, the applicable Additional Cut-Off Date in the case of Additional Designated Accounts, and the applicable Removal Cut-Off Date in the case of Removed Accounts, its account number and, other than in the case of Additional Designated Accounts, the aggregate amount outstanding in such Account. Each such file or list, as supplemented, from time to time, to reflect Additional Designated Accounts and Removed Accounts, shall be marked as Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. Each Transferor further agrees not to alter the code referenced in this paragraph with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account.

        If the arrangements with respect to the Receivables hereunder shall constitute a loan and not a purchase and sale of such Receivables, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that each Transferor shall be deemed to have granted to the Owner Trustee a first priority perfected security interest in all of such Transferor's right, title and interest, whether owned on the Initial Issuance Date or thereafter acquired, in, to and under the Receivables and the other Trust Assets conveyed by such Transferor, and all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit, and advices of credit consisting of, arising from or related to the Trust Assets, to secure its obligations hereunder.

        Section 2.02. Acceptance by Trust.

        (a) The Trust hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.01. The Trust further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Transferor delivered to the Owner Trustee the computer file or microfiche list relating to the Initial Designated Accounts described in the penultimate paragraph of
Section 2.01. The Owner Trustee shall maintain a copy of Schedule 1, as delivered from time to time, at its Corporate Trust Office.

        (b) The Owner Trustee and the Trust each hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists marked as Schedule 1 and delivered to the Owner Trustee or the Trust, from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Owner Trustee, (ii) in connection with the performance of the Owner Trustee's or the Trust's duties hereunder, (iii) to the Indenture Trustee in connection with its duties in enforcing the rights of Noteholders or (iv) to bona fide creditors or potential creditors of any Account Owner, ABC or any Transferor for the limited purpose of enabling any such creditor to identify Receivables or Accounts subject to this Agreement or the Receivables Purchase Agreement. The Owner Trustee and the Trust each agrees to take such measures as shall be reasonably requested by any Transferor to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow each Transferor or its duly authorized representatives to inspect the Owner Trustee's security and confidentiality arrangements as they specifically relate to the administration of the Trust from time to time during normal business hours upon prior written notice. The Owner Trustee and the Trust shall provide the applicable Transferor with notice five (5) Business Days prior to disclosure of any information of the type described in this subsection 2.02(b).

        Section 2.03. Representations and Warranties of Each Transferor Relating to Such Transferor. Each Transferor hereby severally represents and warrants to the Trust (and agrees that the Owner Trustee and the Indenture Trustee may conclusively rely on each such representation and warranty in accepting the Receivables in trust and in authenticating the Notes, respectively) as of each Closing Date (but only if it was a Transferor on such date) that:

        (a) Organization and Good Standing. Such Transferor is a corporation validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and the applicable Receivables Purchase Agreement, if any.

        (b) Due Qualification. Such Transferor is duly qualified to do business and is in good standing as a foreign corporation and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would (i) render any Credit Card Agreement relating to any Receivable conveyed to the Trust by such Transferor unenforceable by such Transferor or the Trust or (ii) have a material adverse effect on the Noteholders.

        (c) Due Authorization. The execution and delivery of this Agreement and the applicable Receivables Purchase Agreement by such Transferor and the order to the Owner Trustee to have the Notes authenticated and delivered and the consummation by such Transferor of the transactions provided for in this Agreement and the Receivables Purchase Agreement have been duly authorized by such Transferor by all necessary corporate action on the part of such Transferor.

        (d) No Conflict. The execution and delivery by such Transferor of this Agreement, the applicable Receivables Purchase Agreement and each other related document to which it is a party, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof applicable to such Transferor, will not conflict with or violate any

Requirements of Law applicable to such Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which such Transferor is a party or by which it or its properties are bound.

        (e) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of such Transferor, threatened against such Transferor before any Governmental Authority (i) asserting the invalidity of this Agreement or the applicable Receivables Purchase Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the applicable Receivables Purchase Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of such Transferor, would materially and adversely affect the performance by such Transferor of its obligations under this Agreement or the applicable Receivables Purchase Agreement, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or the applicable Receivables Purchase Agreement or (v) seeking to affect adversely the income or franchise tax attributes of the Trust under the United States Federal or any State income or franchise tax systems.

        (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such Transferor in connection with the execution and delivery by such Transferor of this Agreement, the applicable Receivables Purchase Agreement, and the performance of the transactions contemplated by this Agreement, the applicable Receivables Purchase Agreement by such Transferor have been duly obtained, effected or given and are in full force and effect.

        (g) No Violation. The execution and delivery by such Transferor of this Agreement, each Indenture Supplement and the Notes, the performance by such Transferor of the transactions contemplated by this Agreement and each Indenture Supplement and the fulfillment by such Transferor of the terms hereof and thereof will not conflict with or violate any Requirements of Law applicable to such Transferor.

        (h) Insolvency. No Insolvency Event with respect to such Transferor has occurred and the transfer of the Receivables by such Transferor to the Trust has not been made in contemplation of the occurrence thereof.

        (i) FDIC Insurance. Such Transferor is either an insured institution for purposes of the Federal Deposit Insurance Act or such Transferor shall at all times comply with the covenants set forth in Section 2.07(f), (g) and (h).

        Section 2.04. Representations and Warranties of each Transferor Relating to the Agreement and the Receivables.

        (a) Representations and Warranties. Each Transferor hereby severally represents and warrants to the Trust as of the Initial Issuance Date, each Closing Date and, with respect to

Additional Designated Accounts, as of the related Addition Date (but only if, in either case, it was a Transferor on such date and only with respect to Accounts it has transferred on such date) that:

               (i) this Agreement, the applicable Receivables Purchase Agreement, and, in the case of Additional Designated Accounts, the related Assignment, each constitutes a legal, valid and binding obligation of such Transferor enforceable against such Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity;

               (ii) as of the Initial Cut-Off Date with respect to the Initial Designated Accounts (and the Receivables arising therein), and as of the related Additional Cut-Off Date with respect to Additional Designated Accounts (and the Receivables arising therein), the portion of Schedule 1 to this Agreement under such Transferor's name, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts the Receivables in which were transferred by such Transferor on the Initial Issuance Date or the related Addition Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Initial Cut-Off Date or such Additional Cut-Off Date, as the case may be;

               (iii) on the date each Receivable is conveyed to the Trust by such Transferor it is free and clear of any Lien;

               (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such Transferor in connection with the conveyance by such Transferor of Receivables to the Trust have been duly obtained, effected or given and are in full force and effect;

               (v) this Agreement and, in the case of Additional Designated Accounts, the related Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of such Transferor in the Receivables conveyed to the Trust by such Transferor and the proceeds thereof and Recoveries and Interchange identified as relating to the Receivables conveyed to the Trust by such Transferor which have become Defaulted Receivables or, if this Agreement or, in the case of Additional Designated Accounts, the related Assignment does not constitute a sale of such property, it constitutes a grant of a first priority perfected "security interest" (as defined in the UCC) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof and said Recoveries and Interchange, is enforceable upon execution and delivery of this Agreement, or, with respect to then existing Receivables in Additional Designated Accounts, as of the applicable Addition Date, and which will be enforceable with respect to Receivables created in the Initial Designated Accounts after the date hereof and Receivables created in the Additional Designated Accounts after the applicable Addition Date and the proceeds thereof upon such creation. Upon the filing of the financing statements and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property and proceeds;

               (vi) as of the Initial Cut-Off Date, each Initial Designated Account specified in Schedule 1 with respect to such Transferor is an Eligible Account and, as of the applicable Additional Cut-Off Date, each related Additional Designated Account specified in Schedule 1 with respect to such Transferor is an Eligible Account;

               (vii) on the Initial Cut-Off Date, each Receivable then existing and conveyed to the Trust by such Transferor is an Eligible Receivable and, on the applicable Additional Cut-Off Date, each Receivable contained in the related Additional Designated Accounts and conveyed to the Trust by such Transferor is an Eligible Receivable;

               (viii) as of the date of the creation of any new Receivable in a Designated Account, such Receivable is an Eligible Receivable; and

               (ix) no selection procedures believed by such Transferor to be materially adverse to the interests of the Noteholders have been used in selecting such Accounts.

        (b) Notice of Breach. The representations and warranties set forth in
Section 2.03, this Section 2.04 and subsection 2.09(f) shall survive the transfers and assignments of the Receivables to the Trust, the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture, and the issuance of the Notes. Upon discovery by any Transferor, the Servicer or the Owner Trustee of a breach of any of the representations and warranties set forth in
Section 2.03, this Section 2.04 or subsection 2.09(f), the party discovering such breach shall give notice to the other parties and to the Indenture Trustee within three (3) Business Days following such discovery; provided that the failure to give notice within three (3) Business Days does not preclude subsequent notice.

        Section 2.05. Reassignment of Ineligible Receivables.

        (a) Reassignment of Receivables. In the event (i) any representation or warranty contained in subsection 2.04(a)(ii), (iii), (iv), (vi), (vii), (viii) or (ix) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and such breach has a material adverse effect on the interest of the Noteholders in the Receivables (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) unless cured within sixty
(60) days (or such longer period, not in excess of 120 days, as may be agreed to by the Indenture Trustee and the Servicer) after the earlier to occur of the discovery thereof by the Transferor which conveyed such Receivables to the Trust or receipt by such Transferor of written notice thereof given by the Owner Trustee, the Indenture Trustee or the Servicer, or (ii) it is so provided in subsection 2.07(a) with respect to any Receivables conveyed to the Trust by such Transferor, then such Transferor shall accept reassignment of all Receivables in the related Account ("Ineligible Receivables") on the terms and conditions set forth in paragraph (b) below.

        (b) Price of Reassignment. The Servicer shall deduct the portion of such Ineligible Receivables reassigned to each Transferor which are Principal Receivables from the aggregate amount of the Principal Receivables used to calculate the Transferor Interest. In the event that, following the exclusion of such Principal Receivables from the calculation of the Transferor Interest, the Transferor Interest would be less than the Required Transferor Interest, not later than 1:00 p.m., New York City time, on the first Payment Date following the Monthly Period in which such reassignment obligation arises, the applicable Transferor shall make a deposit into the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be below the Required Transferor Interest (up to the amount of such Principal Receivables).

        Upon reassignment of any Ineligible Receivable, the Trust shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the applicable Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all Interchange and Recoveries related thereto, all monies and amounts due or to become due and all proceeds thereof and such reassigned Ineligible Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. The obligation of each Transferor to accept reassignment of any Ineligible Receivables conveyed to the Trust by such Transferor, and to make the deposits, if any, required to be made to the Excess Funding Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to the Trust, the Noteholders (or the Owner Trustee or Indenture Trustee on behalf of the Noteholders) or any Series Enhancer. Notwithstanding any other provision of this subsection 2.05(b), a reassignment of an Ineligible Receivable in an amount that would cause the Transferor Interest to be less than the Required Transferor Interest shall not occur if the applicable Transferor fails to make any deposit required by this subsection 2.05(b) with respect to such Ineligible Receivable. The Trust shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested and provided by the applicable Transferor to effect the conveyance of such Ineligible Receivables pursuant to this subsection 2.05(b), but only upon receipt of an Officer's Certificate from such Transferor that states that all conditions set forth in this Section 2.05 have been satisfied.

        Section 2.06. Reassignment of Trust Portfolio. In the event any representation or warranty of a Transferor set forth in subsection 2.03(a) or
(c) or subsection 2.04(a)(i), (v) or (ix) is not true and correct in any material respect and such breach has a material adverse effect on the Receivables conveyed to the Trust (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement), then either the Owner Trustee, the Indenture Trustee or the Holders of Notes evidencing not less than 50% of the Outstanding Amount, by notice then given to such Transferor and the Servicer (and to the Owner Trustee and Indenture Trustee if given by the Noteholders), may direct such Transferor to accept a reassignment of the Receivables conveyed to the Trust by such Transferor if such breach and the material adverse effect on the Receivables caused by such breach is not cured within sixty (60) days of such notice (or within such longer period, not in excess of 120 days, as may be specified in such notice), and upon those conditions such Transferor shall be obligated to accept such reassignment on the terms set forth below; provided, however, that such Receivables will not be reassigned to such Transferor if, on any day prior to the end of such 60-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) such Transferor shall have delivered to the Owner Trustee a certificate of an Authorized Officer describing the nature of such breach and the manner in which the relevant representation and warranty has become true and correct.

        The applicable Transferor shall deposit in the Collection Account in immediately available funds not later than 1:00 p.m., New York City time, on the first Payment Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Indenture Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed to the Noteholders on such Payment Date in accordance with the terms of each Indenture Supplement. If the Owner Trustee, the Indenture Trustee or the Noteholders give notice directing the applicable Transferor to accept a reassignment of the Receivables as provided above, the obligation of such Transferor to accept such reassignment pursuant to this Section 2.06 and to make the deposit required to be made to the Collection Account as provided in this paragraph shall constitute the sole remedy respecting an event of the type specified in the first sentence of this Section
2.06 available to the Noteholders (or the Owner Trustee or Indenture Trustee on behalf of the Noteholders) or any Series Enhancer. Upon reassignment of the Receivables on such Payment Date, the Trust shall automatically and without further action be deemed to sell, transfer, assign, set- over and otherwise convey to the applicable Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables, all Interchange and Recoveries allocable to the Trust, and all monies and amounts due or to become due with respect thereto and all proceeds thereof. The Trust shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the applicable Transferor to effect the conveyance of such property pursuant to this subsection.

        Section 2.07. Covenants of each Transferor. Each Transferor hereby severally covenants that:

        (a) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, such Transferor will take no action to cause any Receivable conveyed by it to the Trust to be evidenced by any instrument or chattel paper (as defined in the UCC) and if any such Receivable (or any underlying receivable) is so evidenced it shall be deemed to be an Ineligible Receivable in accordance with subsection 2.05(a) and shall be reassigned to such Transferor in accordance with subsection 2.05(b).

        (b) Security Interests. Except for the conveyances hereunder, such Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable (or any underlying receivable) conveyed by it to the Trust, whether now existing or hereafter created, or any interest therein, and such Transferor shall defend the right, title and interest of the Trust and the Indenture Trustee in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under such Transferor.

        (c) Transferor Certificate. Except for (i) the conveyances hereunder in connection with any transaction permitted by subsection 4.02(a)(i) and as provided in subsection 2.09(g) of this Agreement or Section 2.12 of the Indenture or (ii) conveyances permitted under the Trust Agreement, such Transferor agrees not to transfer, sell, assign, exchange, participate or otherwise convey or pledge, hypothecate or otherwise grant a security interest in its Trust Beneficial Interest or Certificate and any such attempted sale, transfer, assignment, exchange, participation, conveyance, pledge, hypothecation or grant shall be void; provided, however, that: (i) nothing in this subsection shall prevent the holder of a Trust Beneficial Interest or Certificate from granting to an Affiliate a participation interest or other beneficial interest in the rights to receive cash flows related to such Trust Beneficial Interest or Certificate, if (A) such interest does not grant such Affiliate any rights hereunder or delegate to such Affiliate any obligations or duties hereunder and
(B) the transferor of such interest obtains the prior written consent of such Transferor; and (ii) the holder of a Trust Beneficial Interest or a Certificate may pledge, hypothecate or otherwise grant a security interest in all or any portion of such Trust Beneficial Interest or Certificate to a Federal Reserve Bank or a Federal Home Loan Bank, provided, that (x) such pledge, hypothecation or grant may not be used as an artifice or device to avoid or limit the foregoing prohibition on transfer and (y) under no circumstances may such holder pledge, hypothecate or otherwise grant a security interest in any of its rights in a Trust Beneficial Interest or Certificate other than the right to receive cash payments in respect of such Trust Beneficial Interest or Certificate as provided in the Trust Agreement and the Transaction Documents. All transfers of Trust Beneficial Interests or Certificates shall comply with Section 3.07(vii) of the Trust Agreement.

        (d) Delivery of Collections or Recoveries. In the event that such Transferor receives Collections or Recoveries, such Transferor agrees to pay the Servicer all such Collections and Recoveries as soon as practicable after receipt thereof, but in any event no later than two (2) Business Days after the Date of Processing.

        (e) Notice of Liens. Such Transferor shall notify the Owner Trustee, the Indenture Trustee and each Series Enhancer promptly after becoming aware of any Lien on any Receivable (or on the underlying receivable) conveyed by it to the Trust other than the conveyances hereunder and under the applicable Receivables Purchase Agreement and the Indenture.

        (f) Amendment of Charter. Such Transferor will not amend in any material respect its charter without providing the Rating Agencies with notice no later than the fifth Business Day prior to such amendment (unless the right to such notice is waived by the Rating Agency) and satisfying the Rating Agency Condition.

        (g) Other Indebtedness. Such Transferor shall not incur any additional debt, unless (i) such debt is contemplated by the Transaction Documents or (ii) the Rating Agency is provided with notice no later than the fifth Business Day prior to the incurrence of such additional debt (unless the right to such notice is waived by the Rating Agency) and the Rating Agency Condition is satisfied with respect to the incurrence of such debt.

        (h)    Separate Corporate Existence.  Each Transferor shall:

               (i) Maintain in full effect its existence, rights and franchises as a corporation or other entity under the laws of the state of its organization and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the applicable Receivables Purchase Agreement and each other instrument or agreement necessary or appropriate to proper administration hereof and permit and effectuate the transactions contemplated hereby.

               (ii) Except as provided herein, maintain its own deposit, securities and other account or accounts, separate from those of any Affiliate of such Transferor, with financial institutions. The funds of such Transferor shall not be commingled with those of any other person or entity.

               (iii) Ensure that all material transactions between such Transferor and any of its Affiliates shall be only on an arm's-length basis.

               (iv) Maintain a principal executive and administrative office through which its business is conducted separate from those of its stockholders and Affiliates.

               (v) Conduct its affairs strictly in accordance with its charter and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, inter-company transaction accounts. Regular stockholders' and directors' meetings shall be held at least annually.

               (vi) Ensure that its board of directors shall at all times include at least two "Independent Directors" (as defined in such Transferor's charter).

               (vii) Act solely in its own corporate name and through its own authorized officers and agents.

               (viii) Ensure that no Affiliate of such Transferor shall advance funds to such Transferor, and no Affiliate of such Transferor will otherwise guaranty debts of, such Transferor, unless on an arm's-length basis.

               (ix) Other than organizational expenses and as expressly provided herein, pay all expenses, indebtedness and other obligations incurred by it using its own funds.

               (x) Not enter into any guaranty, or otherwise become liable, with respect to or hold its assets or creditworthiness out as being available for the payment of any obligation of any Affiliate of such Transferor, nor shall the Transferor make any loans to any Person.

               (xi) Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in its charter.

        (i) Interchange. With respect to any Payment Date, on or prior to the immediately preceding Determination Date, the Servicer shall notify the Transferor of the amount of Interchange required to be included as Collections of Finance Charge and Administrative Receivables with respect to such Monthly Period, which amount for any Series shall be specified in the related Indenture Supplement. Not later than 1:00 p.m., New York City time, on the related Payment Date, the Transferor shall deposit, or cause to be deposited, into the Collection Account, in immediately available funds, the amount of Interchange to be so included as Collections of Finance Charge and Administrative Receivables with respect to such Monthly Period.

        Section 2.08. Covenants of each Transferor with Respect to the Applicable Receivables Purchase Agreement. Each Transferor, in its capacity as purchaser of Receivables from ABC or any other Account Owner pursuant to the applicable Receivables Purchase Agreement, hereby covenants that such Transferor will at all times enforce the covenants and agreements of ABC or such other Account Owner, as the case may be, in the Receivables Purchase Agreement, including covenants that ABC or such other Account Owner, as the case may be, will at all times enforce the covenants and agreements of any other Account Owner, as the case may be, in any Receivables Purchase Agreements, including covenants substantially to the effect set forth below, and any Transferor which is also an Account Owner, hereby covenants as follows:

        (a) Periodic Rate Finance Charges. Except (x) as otherwise required by any Requirements of Law or (y) as is deemed by ABC or any other Account Owner, as the case may be, to be necessary in order for it to maintain its credit card business or a program operated by such credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition with respect to the credit card business or such program, it shall not at any time take any action which would have the effect of reducing the Net Portfolio Yield to a level that could be reasonably expected to cause any Series to experience any Pay Out Event or Event of Default based on the insufficiency of the Net Portfolio Yield or any similar test.

        (b) Credit Card Agreements and Guidelines. Subject to compliance with all Requirements of Law and paragraph (a) above, ABC or any other Account Owner, as the case may be, may change the terms and provisions of the applicable Credit Card Agreements or the applicable Credit Card Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the Periodic Rate Finance Charges to be assessed thereon). Notwithstanding the above, unless required by Requirements of Law or as permitted by paragraph (a) above, ABC or any other Account Owner, as the case may be, will not take any action unless (i) at the time of such action, ABC or such other Account Owner, as the case may be, reasonably believes that such action will not cause a Pay

Out Event or Event of Default to occur, and (ii) such action is made applicable to the comparable segment of the revolving credit card accounts owned by ABC or other Account Owner which have characteristics the same as, or substantially similar to, the Designated Accounts that are the subject of such change, except as otherwise restricted by an endorsement, sponsorship, or other agreement between ABC or such other Account Owner, as the case may be, and an unrelated third party or by the terms of the Credit Card Agreements.

        Section 2.09. Addition of Accounts.

        (a) Required Additional Designated Accounts. (i) If, (A) as of the close of business on the last Business Day of any calendar month, the total amount of Principal Receivables is less than the Required Minimum Principal Balance (as adjusted for any Series having a Paired Series as described in the Indenture Supplement for such Series) on such date, or (B) the average Transferor Interest for the immediately preceding 30 consecutive calendar days is less than the Required Transferor Interest, the Transferor shall on or prior to the close of business on the tenth Business Day of the next succeeding Monthly Period (the "Required Designation Date"), unless, as of the close of business on any day after the last Business Day of such calendar month and prior to the Required Designation Date, (A) in the case where the event described in the preceding clause (i)(A) has occurred, the total amount of Principal Receivables exceeds the Required Minimum Principal Balance, or (B) in the case where the event described in the preceding clause (i)(B) has occurred, the average Transferor Interest for the 30 consecutive calendar days immediately preceding such date is greater than or equal to the Required Transferor Interest, cause to be designated additional Eligible Accounts to be included as Designated Accounts as of the Required Designation Date or any earlier date in a sufficient amount (or such lesser amount as shall represent all Eligible Accounts constituting MasterCard and VISA revolving credit card accounts then available to the Transferor under the applicable Receivables Purchase Agreement, if any) such that, after giving effect to such addition and the addition by each other Transferor, (A) in the case where the event described in the preceding clause
(i)(A) has occurred, the total amount of Principal Receivables is at least equal to the Required Minimum Principal Balance on such date and (B) in the case where the event described in the preceding clause (i)(B) has occurred, the Transferor Interest on such date equals or exceeds the Required Transferor Interest.

               (ii) Any Additional Designated Accounts designated to be included as Trust Assets pursuant to clause (i) above may only be so included if the applicable conditions specified in paragraph (c) below have been satisfied.

        (b) Permitted Additional Designated Accounts. Each Transferor may from time to time, in its sole discretion, subject to the conditions specified in paragraph (c) below, voluntarily cause the designation of additional Eligible Accounts to be included as Designated Accounts to be included as Trust Assets, in each case on the applicable Addition Date.

        (c) Conditions to Aggregate Additions. On the Addition Date with respect to any Aggregate Additions, the Trust shall acquire the Receivables in Additional Designated Accounts (and such Additional Designated Accounts shall be deemed to be Designated Accounts for purposes of this Agreement), subject to the satisfaction of the following conditions:

               (i) on or before the fifth Business Day immediately preceding the Addition Date, the applicable Transferor shall have given the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency notice (unless such notice requirement is otherwise waived) that the Additional Designated Accounts will be included and specifying the applicable Addition Date and Additional Cut-Off Date;

               (ii) as of the applicable Additional Cut-Off Date, such Additional Designated Accounts shall be Eligible Accounts;

               (iii) such Transferor shall have delivered to the Owner Trustee and Indenture Trustee copies of UCC-1 financing statements covering such Additional Designated Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein and a schedule of such Additional Designated Accounts;

               (iv) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to ABC or any other Account Owner, as applicable, ABRC or any other Transferor shall have occurred nor shall the transfer to the Trust of the Receivables arising in the Additional Designated Accounts have been made in contemplation of the occurrence thereof;

               (v) solely with respect to Aggregate Additions designated pursuant to subsection 2.09(b) where the related Additional Designated Accounts were not originated by ABC, the Rating Agency Condition shall have been satisfied;

               (vi) such Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate, dated the Addition Date, confirming, to the extent applicable, the items set forth in clauses (ii) through (iv) above;

               (vii) the acquisition by the Trust of the Receivables arising in the Additional Designated Accounts will not result in an Adverse Effect and such Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate, dated the Addition Date, stating that such Transferor reasonably believes that the acquisition by the Trust of the Receivables arising in the Additional Designated Accounts will not have an Adverse Effect;

               (viii) such Transferor shall have delivered to the Owner Trustee, the Indenture Trustee and each Rating Agency an Opinion of Counsel, dated the Addition Date, in accordance with subsection 9.02(d)(ii);

               (ix) unless the Rating Agency Condition is satisfied, the number of Additional Designated Accounts designated pursuant to subsection 2.09(b) with respect to any of the three (3) consecutive Monthly Periods commencing in December, March, June and September of each calendar year, commencing June 2000, shall not exceed 15% of the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence (or, in the case of the year 2000, the number of Accounts as of the Initial Issuance Date) and the number of Additional Designated Accounts designated pursuant to subsection 2.09(b) during any calendar year shall not exceed 20% of the number of Accounts as of the first day of such calendar year (or, in the case of the year 2000, the number of Accounts as of the Initial Issuance Date); and

               (x) such Additional Designated Accounts were selected randomly and no selection procedures believed by the applicable Transferor to be materially adverse to the interests of the Noteholders have been used in selecting such Additional Designated Accounts.

        (d) [Reserved].

        (e) [Reserved].

        (f) Representations and Warranties. Each Transferor conveying Additional Designated Accounts hereby represents and warrants to the Trust as of the related Addition Date as to the matters set forth in clauses (iv) and (vii) of subsection 2.09(c) above and that, in the case of Additional Designated Accounts, the list delivered pursuant to subsection 2.09(h) is, as of the applicable Additional Cut-Off Date, true and complete in all material respects.

        (g) Additional Transferors. The Transferor may designate Affiliates of the Transferor to be included as Transferors ("Additional Transferors") under this Agreement in an amendment hereto pursuant to subsection 9.01(a) and, in connection with such designation, the Transferor shall cause the Owner Trustee to note on the books and records of the Trust the new percentage interest of the Transferor Beneficial Interest owned by it and owned by the Additional Transferor or the Transferor shall surrender the Transferor Certificate, if any, to the Owner Trustee in exchange for a newly issued Transferor Certificate modified to reflect such Additional Transferor's interest in the Trust. Any such designation and exchange shall be in accordance with Section 3.06 of the Trust Agreement.

        (h) Delivery of Documents. In the case of the designation of Additional Designated Accounts, the Transferor designating such Accounts shall deliver to the Owner Trustee (i) the computer file or microfiche list required to be delivered pursuant to Section 2.01 with respect to such Additional Designated Accounts on the date such file or list is required to be delivered pursuant to
Section 2.01 (the "Document Delivery Date") and (ii) a duly executed, written Assignment (including an acceptance by the Owner Trustee), substantially in the form of Exhibit A (the "Assignment"), on the Document Delivery Date. In addition, in the case of the designation of Additional Designated Accounts, the Transferor designating such Accounts shall deliver to the Owner Trustee on the Document Delivery Date an Officer's Certificate confirming the satisfaction of, to the extent applicable, the items set forth in clauses (ii) through (iv) of subsection 2.09(c) above.

        Section 2.10. Removal of Accounts.

        On any day of any Monthly Period each Transferor shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof in or with respect to the Accounts (the "Removed Accounts") (unless otherwise set forth in the applicable Indenture Supplement) designated for removal by the Transferor, upon satisfaction of the conditions in clauses
(i) through (vi) below;

               (i) on or before the fifth Business Day immediately preceding the Removal Date, such Transferor shall have given written notice to the Owner Trustee, the Indenture Trustee, the Servicer, the Rating Agency and each Series Enhancer (unless such notice requirement is otherwise waived) of such removal and specifying the applicable Removal Cut-Off Date and date for removal of the Removed Accounts (the "Removal Date");

               (ii) on or prior to the date that is five (5) Business Days on or before the Removal Date, such Transferor shall amend Schedule 1 by delivering to the Owner Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Cut-Off Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account;

               (iii) such Transferor shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to paragraph (ii) above, as of the Removal CutOff Date, is true and complete in all material respects;

               (iv) the Rating Agency Condition shall have been satisfied with respect to the removal of the Removed Accounts;

               (v) the Transferor shall select Accounts for removal on a random basis, or such other selection process which is consistent with achieving sale treatment under GAAP.

               (vi) such Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate, dated the Removal Date, to the effect that such Transferor reasonably believes that (A) such removal will not have a material adverse effect on the Noteholders, (B) such removal will not result in the occurrence of a Pay Out Event or Event of Default, and (C) no selection procedures believed by such Transferor to be materially adverse to the interests of the Noteholders have been used in selecting the Removed Accounts.

Upon satisfaction of the above conditions, the Trust shall execute and deliver to such Transferor a written reassignment in substantially the form of Exhibit B (the "Reassignment") and shall, without further action, be deemed to transfer, assign, set over and otherwise convey to such Transferor or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts, all Interchange and Recoveries related thereto, all monies due and to become due and all amounts received or receivable with respect thereto and all proceeds thereof and any Insurance Proceeds relating thereto. The Owner Trustee may conclusively rely on the Officer's Certificate delivered pursuant to this
Section 2.10 and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

        In addition to the foregoing, on the date when any Receivable in an Account becomes a Defaulted Receivable, the Trust shall automatically and without further action or consideration be deemed to transfer, set over and otherwise convey to the Transferor or its designee with respect to such Account, without recourse, representation or warranty, all right, title and interest of the Trust in and to the Defaulted Receivables in such Account, all Interchange related thereto, all monies and amounts due or to become due with respect thereto, all proceeds thereof and any Insurance Proceeds relating thereto; provided that Recoveries of such Account shall be applied as provided herein.

        The Servicer shall deduct the amount of Principal Receivables in each Removed Account and the amount of Defaulted Receivables from the aggregate amount of Principal Receivables used to calculate the Transferor Interest. In the event that, following the exclusion of such Principal Receivables and Defaulted Receivables from the calculation of the Transferor Interest, the Transferor Interest would be less than the Required Transferor Interest, not later than 1:00 p.m., New York City time, on the first Payment Date following the Monthly Period in which the obligation to reassign such Principal Receivables or Defaulted Receivables, as the case may be, arises, the applicable Transferor shall make a deposit into the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be less than the Required Transferor Interest (up to the amount of Principal Receivables and Defaulted Receivables that have been reassigned in such Monthly Period). Any Principal Receivable in a Removed Account or Defaulted Receivable for which payment is full has been received from the Transferor in accordance with this paragraph shall be deemed to be fully collected.

        Section 2.11. Account Allocations. In the event that any Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement, including by reason of the application of the provisions of Section 6.01 or any order of any Governmental Authority (a "Transfer Restriction Event"), then, (a) such Transferor and the Servicer agree (except as prohibited by any such order) to allocate and pay to the Trust, after the date of such inability, all Collections, including Collections of Receivables transferred to the Trust prior to the occurrence of such event, and all amounts which would have constituted Collections but for such Transferor's inability to transfer Receivables (up to an aggregate amount equal to the amount of Receivables transferred to the Trust by such Transferor in the Trust on such date), (b) such Transferor and the Servicer agree that such amounts will be applied as Collections in accordance with Article VIII of the Indenture and the terms of each Indenture Supplement and (c) for so long as the allocation and application of all Collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for such Transferor's inability to transfer Receivables to the

Trust which are charged off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article VIII of the Indenture and the terms of each Indenture Supplement. For the purpose of the immediately preceding sentence, such Transferor and the Servicer shall treat the first received Collections with respect to the Accounts as allocable to the Trust until the Trust shall have been allocated and paid Collections in an amount equal to the aggregate amount of Principal Receivables in the Trust as of the date of the occurrence of such event. If such Transferor and the Servicer are unable pursuant to any Requirements of Law to allocate Collections as described above, such Transferor and the Servicer agree that, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with Article VIII of the Indenture and the terms of each Indenture Supplement. The parties hereto agree that Finance Charge and Administrative Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with
Article VIII of the Indenture and the terms of each Indenture Supplement.



                              [END OF ARTICLE II]

                                   ARTICLE III

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

        Section 3.01. Acceptance of Appointment and Other Matters Relating to the Servicer.

        (a) ABC agrees to act as the Servicer under this Agreement and the Noteholders by their acceptance of Notes consent to ABC acting as Servicer.

        (b) As agent for each Transferor and the Trust, the Servicer shall service and administer the Receivables (including the underlying receivables), shall collect and deposit into the Collection Account amounts received under the Receivables (including the underlying receivables) and shall charge off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines. As agent for each Transferor and the Trust, the Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable; provided, however, that subject to the rights of the Owner Trustee, the Indenture Trustee and the Noteholders hereunder, ABRC shall have the absolute right to direct the Servicer with respect to any power conferred on the Servicer hereunder in accordance with any such direction. Without limiting the generality of the foregoing and subject to Section 7.01, the Servicer or its designee is hereby authorized and empowered, unless such power is revoked by the Indenture Trustee on account of the occurrence of a Servicer Default pursuant to Section 7.01, (i) to instruct the Owner Trustee or the Indenture Trustee to make withdrawals and payments from the Collection Account, the Excess Funding Account and any Series Account, as set forth in this Agreement, the Indenture or any Indenture Supplement, (ii) to take any action required or permitted under any Series Enhancement, as set forth in this Agreement, the Indenture or any Indenture Supplement, (iii) to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence collection proceedings with respect to such Receivables and (iv) to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities or reporting requirements or other laws or regulations. The Owner Trustee and the Indenture Trustee shall furnish the Servicer with any documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

        (c) The Servicer shall not, and no Successor Servicer shall, be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer or such Successor Servicer, as the case may be, in connection with servicing other credit card receivables.

        (d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of MasterCard and VISA, except insofar as any failure to so comply or perform would not have an Adverse Effect.

        (e) The Servicer shall pay out of its own funds, without reimbursement, all expenses incurred in connection with the Trust and the servicing activities hereunder including expenses related to enforcement of the Receivables, fees and disbursements of the Owner Trustee and the Indenture Trustee (including the reasonable fees and expenses of its outside counsel) and independent accountants and all other fees and expenses, including the costs of filing UCC continuation statements, the costs and expenses relating to obtaining and maintaining the listing of any Notes on any stock exchange and any stamp, documentary, excise, property (whether on real, personal or intangible property) or any similar tax levied on the Trust or the Trust's assets that are not expressly stated in this Agreement to be payable by the Trust or the Transferor (other than federal, state, local and foreign income and franchise taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust).

        Section 3.02. Servicing Compensation. As full compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive a servicing fee (the "Servicing Fee") prior to the termination of the Trust pursuant to Section 8.01 of the Trust Agreement. The share of the Servicing Fee allocable to the Invested Amount for a particular Series with respect to any Monthly Period (the "Monthly Servicing Fee") will be determined in accordance with the relevant Indenture Supplement. The portion of the Servicing Fee with respect to any Monthly Period not paid from Collections allocable to the Invested Amount for any particular Series in accordance with the terms of the applicable Indenture Supplement shall be paid by the holder of the Trust Beneficial Interest or Certificate on the related Payment Date and in no event shall the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders of any Series or any Series Enhancer be liable for the share of the Servicing Fee with respect to any Monthly Period to be paid by the holder of the Trust Beneficial Interest or Certificate.

        Section 3.03. Representations, Warranties and Covenants of the Servicer. ABC, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, with respect to itself, on each Closing Date (and on the date of any such appointment), the following representations, warranties and covenants on which the Trust and the Indenture Trustee shall be deemed to have relied in accepting the Receivables in trust and in entering into the Indenture:

        (a) Organization and Good Standing. The Servicer is an entity validly existing under the laws of the jurisdiction of its organization and has, in all material respects, full power and authority to own its properties and conduct its credit card servicing business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement.

        (b) Due Qualification. The Servicer is duly qualified to do business and is in good standing as a foreign corporation or other foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables (including the underlying receivables) as required by this Agreement requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations as Servicer under this Agreement.

        (c) Due Authorization. The execution, delivery, and performance of this Agreement and the other agreements and instruments executed or to be executed by the Servicer as contemplated hereby, have been duly authorized by the Servicer by all necessary action on the part of the Servicer.

        (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or by general principles of equity.

        (e) No Conflict. The execution and delivery of this Agreement by the Servicer, and the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof applicable to the Servicer, will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound.

        (f) No Violation. The execution and delivery of this Agreement by the Servicer, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof and thereof applicable to the Servicer will not conflict with or violate any Requirements of Law applicable to the Servicer.

        (g) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any Governmental Authority seeking to prevent the consummation of any of the transactions contemplated by this Agreement or seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement.

        (h) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable (and the underlying receivable) and the related Account, if any, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account, if any, and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have an Adverse Effect.

        (i) No Rescission or Cancellation. The Servicer shall take no action to permit any rescission or cancellation of any Receivable (or the underlying receivable) except in accordance with the Credit Card Guidelines or as ordered by a court of competent jurisdiction or other Governmental Authority.

        (j) Protection of Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of the Trust, the Indenture Trustee or the Noteholders in any Receivable (or the underlying receivable) or the related Account, if any, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Credit Card Guidelines.

        (k) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, the Servicer shall take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC) and if any Receivable is so evidenced it shall be reassigned or assigned to the Servicer as provided in this Section.

        (l) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Agreement by the Servicer and the performance of the transactions contemplated by this Agreement by the Servicer, have been duly obtained, effected or given and are in full force and effect.

        In the event (x) any of the representations, warranties or covenants of the Servicer contained in subsection 3.03(h), (i) or (j) with respect to any Receivable or the related Account is breached, and such breach has a material adverse effect on the interest of the Noteholders in such Receivable (which determination shall be made without regard to whether funds are then available to any Noteholders pursuant to any Series Enhancement) and is not cured within sixty (60) days (or such longer period, not in excess of 150 days, as may be agreed to by the Indenture Trustee and the Transferor) of the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of notice of such event given by the Indenture Trustee or the Transferor, or (y) the covenant of the Servicer contained in subsection 3.03(k) with respect to any Receivable, all Receivables in the Account or Accounts to which such event relates shall be assigned and transferred to the Servicer on the terms and conditions set forth below.

        The Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds on the Payment Date following the Monthly Period in which such assignment obligation arises in an amount equal to the amount of such Receivables.

        Upon each such reassignment or assignment of Receivables to the Servicer, the Trust shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Trust in and to such Receivables, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof. The Trust shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Receivables pursuant to this Section but only upon receipt of an Officer's Certificate of the Servicer that states that all conditions set forth in this section have been satisfied. The obligation of the Servicer to accept reassignment or assignment of such Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Noteholders (or the Indenture Trustee on behalf of Noteholders) or any Series Enhancer, except as provided in Section 5.04.

        Section 3.04. Reports and Records for the Owner Trustee.

        (a) Daily Records. On each Business Day, the Servicer shall make or cause to be made available at the office of the Servicer for inspection by the Owner Trustee upon request a record setting forth (i) the Collections in respect of Principal Receivables and in respect of Finance Charge and Administrative Receivables processed by the Servicer on the second preceding Business Day in respect of each Account and (ii) the amount of Receivables as of the close of business on the second preceding Business Day in each Account. The Servicer shall, at all times, maintain its computer files with respect to the Accounts in such a manner so that the Accounts may be specifically identified and shall make available to the Owner Trustee at the office of the Servicer on any Business Day any computer programs necessary to make such identification. The Owner Trustee shall enter into such reasonable confidentiality agreements as the Servicer shall deem necessary to protect its interests and as are reasonably acceptable in form and substance to the Owner Trustee.

        (b) Monthly Servicer's Certificate. Not later than the second Business Day preceding each Payment Date, the Servicer shall, with respect to each outstanding Series, deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency a certificate of an Authorized Officer in substantially the form set forth in the related Indenture Supplement.

        Section 3.05. Annual Certificate of Servicer.

        The Servicer shall deliver to the Owner Trustee, the Indenture Trustee and each Rating Agency on or before September 30 of each calendar year, beginning with September 30, 2001, an Officer's Certificate substantially in the form of Exhibit C.

        Section 3.06. Annual Servicing Report of Independent Public Accountants; Copies of Reports Available.

        (a) On or before September 30 of each calendar year, beginning with September 30, 2001, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report covering the one-year period ending June 30 of such calendar year (addressed to the Owner Trustee) to the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency to the effect that they have applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of Accounts under this Agreement, the Indenture and each Indenture Supplement and that, on the basis of such agreed-upon procedures, nothing has come to the attention of such accountants that caused them to believe that the servicing (including the allocation of Collections) has not been conducted in compliance with the terms and conditions as set forth in

Article III and Section 5.08 of this Agreement and the applicable provisions of the Indenture and each Indenture Supplement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report shall set forth the agreed-upon procedures performed.

        (b) On or before September 30 of each calendar year, beginning with September 30, 2001, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or Transferor) to furnish a report covering the one-year period ending June 30 of such calendar year to the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency to the effect that they have applied certain procedures agreed upon with the Servicer to compare the mathematical calculations of certain amounts set forth in the Servicer's certificates delivered pursuant to subsection 3.04(b) during the period covered by such report with the Servicer's computer reports that were the source of such amounts and that on the basis of such agreed-upon procedures and comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report shall set forth the agreed-upon procedures performed.

        (c) A copy of each certificate and report provided pursuant to subsection 3.04(b), or Section 3.05 or 3.06 may be obtained by any Noteholder or Note Owner by a request in writing to the Owner Trustee addressed to the Corporate Trust Office.

        Section 3.07. Tax Treatment.

        Unless otherwise specified in the Indenture or an Indenture Supplement with respect to a particular Series, the Transferor has entered into this Agreement, and the Notes will be issued, with the intention that, for federal, state and local income and franchise tax purposes, (i) the Notes of each Series which are characterized as indebtedness at the time of their issuance will qualify as indebtedness secured by the Receivables and (ii) the Trust shall not be treated as an association or publicly traded partnership taxable as a corporation. The Transferor, by entering into this Agreement, and each Noteholder, by the acceptance of any such Note (and each Note Owner, by its acceptance of an interest in the applicable Note), agree to treat such Notes for federal, state and local income and franchise tax purposes as indebtedness of the Transferor. Each Holder of such Note agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this
Section 3.07. The parties hereto agree that they shall not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701-3 whereby the Trust or any portion thereof would be treated as a corporation for federal income tax purposes and, except as required by Section
6.13 of the Indenture, shall not file tax returns or obtain any federal employer identification number for the Trust but shall treat the Trust as a security device for federal income tax purposes (or in the event that there is more than one Transferor or holder of a Trust Beneficial Interest, shall treat the Trust as a security device or as a partnership for federal income tax purposes). The provisions of this Agreement shall be construed in furtherance of the foregoing intended tax treatment.

        Section 3.08. Notices to ABC.

        In the event that ABC is no longer acting as Servicer, any Successor Servicer shall deliver or make available to ABC each certificate and report required to be provided thereafter pursuant to subsection 3.04(b) and Sections
3.05 and 3.06.

        Section 3.09. Adjustments.

        (a) If the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to a cardholder, or because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, then, in any such case, the amount of Principal Receivables used to calculate the Transferor Interest, and (unless otherwise specified) any other amount required herein or in the Indenture or any Indenture Supplement to be calculated by reference to the amount of Principal Receivables, will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Transferor Interest and (unless otherwise specified) any other amount required herein or in any Indenture Supplement to be calculated by reference to the amount of Principal Receivables will be reduced by the principal amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in subsection 2.07(b) was breached. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Monthly Period in which such adjustment obligation arises. In the event that, following the exclusion of such Principal Receivables from the calculation of the Transferor Interest, the Transferor Interest would be less than the Required Transferor Interest, not later than 1:00 p.m., New York City time, on the Payment Date following the Monthly Period in which such adjustment obligation arises, the Transferor shall make a deposit into the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be less than the Required Transferor Interest, due to adjustments with respect to Receivables conveyed by such Transferor (up to the amount of such adjustments).

        (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, adjustments made pursuant to this Section 3.09 shall not require any change in any report previously delivered pursuant to subsection 3.04(a).

        Section 3.10. Reports to the Commission.

        The Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder. The Transferor shall, at its own expense, cooperate in any reasonable request of the Servicer in connection with such filings. The Trust agrees to cooperate with the Servicer in connection with such filings.

                              [END OF ARTICLE III]

                                   ARTICLE IV

                    OTHER MATTERS RELATING TO EACH TRANSFEROR

        Section 4.01. Liability of each Transferor.

        Each Transferor shall be severally, and not jointly, liable for all obligations, covenants, representations and warranties of such Transferor arising under or related to this Agreement. Except as provided in the preceding sentence, each Transferor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as a Transferor.

        Section 4.02. Merger or Consolidation of, or Assumption of the Obligations of, a Transferor.

        (a) No Transferor shall dissolve, liquidate, consolidate with or merge into any other corporation or convey, transfer or sell its properties and assets substantially as an entirety to any Person unless:

               (i) (x) if such Transferor is not the surviving entity, the corporation formed by such consolidation or into which such Transferor is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Transferor substantially as an entirety shall (A) be organized and existing under the laws of the United States of America or any state or the District of Columbia, and shall be (1) a savings association, a national banking association, a bank or other entity which is not eligible to be a debtor in a case under Title 11 of the United States Code or (2) a special purpose corporation whose powers and activities are limited to substantially the same degree as provided in the certificate of incorporation of ABRC and (B) expressly assume, by an agreement supplemental hereto, executed and delivered to the Owner Trustee and the Indenture Trustee, in form reasonably satisfactory to the Owner Trustee and the Indenture Trustee, the performance of every covenant and obligation of such Transferor hereunder; and (y) such Transferor or the surviving entity, as the case may be, has delivered to the Owner Trustee and the Indenture Trustee (with a copy to each Rating Agency) an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or sale and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity, and that all conditions precedent herein provided for relating to such transaction have been complied with;

               (ii) the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance or transfer; and

               (iii) if any Series of Notes are outstanding that were characterized as debt at the time of their issuance, the relevant Transferor shall have delivered to the Indenture Trustee and each

Rating Agency a Tax Opinion dated the date of such consolidation, merger, conveyance or transfer, with respect thereto.

        (b) Except as permitted by subsection 2.07(c), the obligations, rights or any part thereof of each Transferor hereunder shall not be assignable nor shall any Person succeed to such obligations or rights of any Transferor hereunder except (i) for conveyances, mergers, consolidations, assumptions, sales or transfers in accordance with the provisions of the foregoing paragraph and (ii) for conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (1) which such Transferor and the Servicer determine will not result in an Adverse Effect, (2) which meet the requirements of clause
(ii) of the preceding paragraph and (3) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to the Owner Trustee and the Indenture Trustee in writing in form satisfactory to the Owner Trustee and the Indenture Trustee, the performance of every covenant and obligation of such Transferor thereby conveyed.

        Section 4.03. Limitations on Liability of Each Transferor.

        Subject to Section 4.01, no Transferor nor any of the directors, officers, employees, incorporators or agents of any Transferor acting in such capacities shall be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, any Series Enhancer or any other Person for any action taken, or for refraining from the taking of any action, in good faith in such capacities pursuant to this Agreement, it being expressly understood that such liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement, the Indenture and any Indenture Supplement and the issuance of the Notes; provided, however, that this provision shall not protect any Transferor or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Each Transferor and any director, officer, employee or agent of such Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than such Transferor) respecting any matters arising hereunder.

                               [END OF ARTICLE IV]

                                    ARTICLE V

                     OTHER MATTERS RELATING TO THE SERVICER

        Section 5.01. Liability of the Servicer.

        The Servicer shall be liable under this Article V only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

        Section 5.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer.

        The Servicer shall not consolidate with or merge into any other corporation or convey, transfer or sell its properties and assets substantially as an entirety to any Person, unless:

        (a) (i) if the Servicer is not the surviving entity, the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Servicer substantially as an entirety shall be a corporation (including, without limitation, a savings association, national banking association, bank or other similar entity) organized and existing under the laws of the United States of America or any state or the District of Columbia, and such corporation shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Owner Trustee and the Indenture Trustee, in form satisfactory to the Owner Trustee and the Indenture Trustee, the performance of every covenant and obligation of the Servicer hereunder;

               (ii) the Servicer has delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or sale comply with this Section 5.02 and that such supplemental agreement is a valid and binding obligation of such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with;

               (iii) the Servicer shall have given the Rating Agencies notice of such consolidation, merger or transfer of assets; and

        (b) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an Eligible Servicer.

        Section 5.03. Limitation on Liability of the Servicer and Others.

        Except as provided in Section 5.04, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer acting in such capacities shall be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, any Series Enhancer or any other Person for any action taken, or for refraining from the taking of any action, in good faith in such capacities pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Noteholders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Noteholders hereunder.

        Section 5.04. Servicer Indemnification of the Trust, the Owner Trustee and the Indenture Trustee.

        The Servicer shall indemnify and hold harmless each of the Trust, the Owner Trustee, the Indenture Trustee and any trustees predecessor thereto (including the Indenture Trustee in its capacity as Transfer Agent and Registrar or as Paying Agent) and their respective directors, officers, employees and agents from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained by reason of (a) any acts or omissions of the Servicer with respect to the Trust pursuant to this Agreement or (b) the administration by the Owner Trustee of the Trust (in the case of clause (a) or (b), other than such as may arise from the negligence or willful misconduct of the Owner Trustee or the Indenture Trustee, as applicable), including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim. Indemnification pursuant to this Section 5.04 shall not be payable from the Trust Assets. The Servicer's obligations under this Section 5.04 shall survive the termination of this Agreement or the Trust or the earlier removal or resignation of the Owner Trustee or the Indenture Trustee, as applicable.

        Section 5.05. Resignation of the Servicer.

        The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law or (b) upon the assumption, by an agreement supplemental hereto, executed and delivered to the Owner Trustee and the Indenture Trustee, in form satisfactory to the Owner Trustee and the Indenture Trustee, of the obligations and duties of the Servicer hereunder by any of its Affiliates that is a direct or indirect wholly-owned subsidiary of Advanta Corp. or by any other entity the appointment of which shall have satisfied the Rating Agency Condition and, in either case, qualifies as an Eligible Servicer. Any determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee. No resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 7.02 hereof. If within 120 days of the date of the determination that the Servicer may no longer act as Servicer under clause (a) above the Indenture Trustee is unable to appoint a Successor Servicer, the Indenture Trustee shall serve as Successor Servicer. Notwithstanding the foregoing, the Indenture Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Trust shall give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer. Notwithstanding anything in this Agreement to the contrary, ABC may assign part or all of its obligations and duties as Servicer under this Agreement to an Affiliate of ABC so long as ABC shall have fully guaranteed the performance of such obligations and duties under this Agreement.

        Section 5.06. Access to Certain Documentation and Information Regarding the Receivables.

        The Servicer shall provide to the Owner Trustee or the Indenture Trustee, as applicable, access to the documentation regarding the Accounts and the Receivables in such cases where the Owner Trustee or the Indenture Trustee, as applicable, is required in connection with the enforcement of the rights of Noteholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's normal security and confidentiality procedures and (d) at reasonably accessible offices in the continental United States designated by the Servicer. Nothing in this Section shall derogate from the obligation of the Transferor, the Owner Trustee, the Indenture Trustee and the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

        Section 5.07. Delegation of Duties; Sub-Servicing Agreements.

        (a) In the ordinary course of business, the Servicer may at any time delegate its duties hereunder with respect to the Accounts and the Receivables to any Person that agrees to conduct such duties in accordance with the Credit Card Guidelines and this Agreement.

        (b) The Servicer may enter into one or more sub-servicing agreements for any servicing and administration of Receivables (including the underlying receivables) with one or more institutions (including Affiliates of the Servicer) which are in compliance with the laws of each state necessary to enable them to perform their obligations under such sub-servicing agreements. The Servicer shall give notice to the Indenture Trustee and the Rating Agencies of the appointment of any sub-servicer and shall furnish to the Rating Agencies a copy of the sub-servicing agreement (unless the sub-servicer is an Affiliate of the Servicer). For purposes of this Agreement, the Servicer shall be deemed to have received Collections on Receivables when any sub-servicer has received such Collections. Any such sub-servicing agreement shall be consistent with and not violate the provisions of this Agreement.

        (c) The Servicer may terminate any sub-servicing agreement in accordance with the terms and conditions of such sub-servicing agreement and either directly service the related Receivables itself or enter into a sub-servicing agreement with a successor sub-servicer that qualifies under this Section.

        (d) Any sub-servicing agreement and any other transactions or services relating to the Receivables involving a sub-servicer shall be deemed to be between the sub-servicer and the Servicer alone and the Indenture Trustee and the Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any sub-servicer except as set forth in this Section.

        (e) The Servicer shall not be relieved of its obligations under this Agreement notwithstanding any delegation of its duties or entry into any sub-servicing agreement pursuant to this subsection, and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Receivables. The Servicer shall be entitled to enter into any agreement with a sub-servicer for indemnification of the Servicer by such sub-servicer. Nothing contained in any sub-servicing agreement shall be deemed to limit or modify this Agreement.

        Section 5.08. Examination of Records.

        Each Transferor and the Servicer shall indicate generally in their computer files or other records that the Receivables arising in the Designated Accounts have been conveyed to the Trust, pursuant to this Agreement. Each Transferor and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer records and other records to determine that such receivable is not, and does not include, a Receivable.

                               [END OF ARTICLE V]

                                   ARTICLE VI

                                INSOLVENCY EVENTS

      Section 6.01. Rights upon the Occurrence of an Insolvency Event.

      If any Transferor shall consent or fail to object to the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to any Transferor, or relating to all or substantially all of such Transferor's property, or the commencement of an action seeking a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up, insolvency, bankruptcy, reorganization, conservatorship, receivership or liquidation of such entity's affairs, or notwithstanding an objection by such Transferor any such action shall have remained undischarged or unstayed for a period of sixty (60) days or upon entry of any order or decree providing for such relief; or such Transferor shall admit in writing its inability to pay its debts generally as they become due, file, or consent or fail to object (or object without dismissal of any such filing within sixty (60) days of such filing) to the filing of, a petition to take advantage of any applicable bankruptcy, insolvency or reorganization, receivership or conservatorship statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (any such act or occurrence with respect to any Person being an "Insolvency Event"), such Transferor shall on the day any such Insolvency Event occurs (the "Appointment Date"), immediately cease to transfer Principal Receivables to the Trust and shall promptly give notice to the Indenture Trustee and the Owner Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Principal Receivables transferred to the Trust prior to the occurrence of such Insolvency Event, Collections in respect of such Principal Receivables and Finance Charge and Administrative Receivables (whenever created) accrued in respect of such Principal Receivables shall continue to be a part of the Trust Assets and shall be allocated and distributed to Noteholders in accordance with the terms of the Indenture and each Indenture Supplement.

                               [END OF ARTICLE VI]

                                   ARTICLE VII

                                SERVICER DEFAULTS

      Section 7.01. Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:

      (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or to give notice to the Indenture Trustee to make such payment, transfer or deposit on or before the date occurring five (5) Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement, the Indenture or any Indenture Supplement;

      (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement which has an Adverse Effect and which continues unremedied for a period of sixty (60) days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by Holders of Notes evidencing not less than 10% of the Outstanding Amount (or, with respect to any such failure that does not relate to all Series, 10% of the aggregate unpaid principal amount of the Notes of all Series to which such failure relates); or the Servicer shall assign or delegate its duties under this Agreement, except as permitted by Sections 5.02,
5.05 and 5.07;

      (c) any representation, warranty or certification made by the Servicer in this Agreement or in any certificate delivered pursuant to this Agreement shall prove to have been incorrect when made, which has an Adverse Effect (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which Adverse Effect continues for a period of sixty (60) days after the date on which notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee or the Indenture Trustee, or to the Servicer, the Owner Trustee and the Indenture Trustee by the Holders of Notes evidencing not less than 10% of the Outstanding Amount (or, with respect to any such representation, warranty or certification that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such representation, warranty or certification relates);

      (d) the Servicer shall consent to the appointment of a bankruptcy trustee or conservator or receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or a conservator or receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

      (e) any other Servicer Default described in the related Indenture Supplement;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Holders of Notes evidencing more than 50% of the Outstanding Amount, by notice then given to the Servicer and the Owner Trustee (and to the Indenture Trustee if given by the Noteholders) (a "Servicer Termination Notice"), may terminate all but not less than all the rights and obligations of the Servicer as Servicer under this Agreement; provided, however, if within sixty (60) days of receipt of a Servicer Termination Notice (1) the Indenture Trustee does not receive any bids from Eligible Servicers in accordance with subsection 7.02(c) to act as a Successor Servicer, (2) receives an Officer's Certificate of the Servicer to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Servicer Termination Notice, and (3) the Indenture Trustee is legally unable to act as Successor Servicer, then the Indenture Trustee shall grant a right of first refusal to the Transferor which would permit the Transferor at its option to acquire the Notes on the Payment Date in the next calendar month.

      The price for the Notes shall be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Indenture Supplement. The Transferor shall notify the Indenture Trustee prior to the Record Date for the Payment Date of the acquisition if it is exercising such right of first refusal. If the Transferor exercises such right of first refusal, the Transferor shall deposit the amount of the purchase price into the Collection Account not later than 1:00 p.m., New York City time, on such Payment Date in immediately available funds. The amount of the purchase price shall be allocated and distributed to Noteholders in accordance with the terms of the Indenture and each Indenture Supplement.

      After receipt by the Servicer of a Servicer Termination Notice, and on the date that a Successor Servicer is appointed by the Indenture Trustee pursuant to
Section 7.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer (a "Servicing Transfer"); and, without limitation, the Indenture Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Servicing Transfer. The Servicer agrees to cooperate with the Indenture Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer. The Servicer shall within twenty (20) Business Days transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem reasonably necessary to protect its interests.

      Notwithstanding the foregoing, a delay in or failure of performance referred to in paragraph (a) above for a period of ten (10) Business Days after the applicable grace period or under paragraph (b) or (c) above for a period of sixty (60) Business Days after the applicable grace period, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Indenture Trustee, Owner Trustee, each Transferor and any Series Enhancer with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

      Section 7.02. Indenture Trustee To Act; Appointment of Successor.

      (a) On and after the receipt by the Servicer of a Servicer Termination Notice pursuant to Section 7.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Servicer Termination Notice or otherwise specified by the Indenture Trustee or until a date mutually agreed upon by the Servicer and the Indenture Trustee. The Indenture Trustee shall as promptly as possible after the giving of a Servicer Termination Notice appoint an Eligible Servicer as a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Indenture Trustee without further action shall automatically be appointed the Successor Servicer. The Indenture Trustee may delegate any of its servicing obligations to an Affiliate or agent in accordance with subsection 3.01(b) and
Section 5.07. Notwithstanding the foregoing, the Indenture Trustee shall, if it is legally unable or unwilling so to act, petition at the expense of the Servicer a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Indenture Trustee shall give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer.

      (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

      (c) In connection with any Servicer Termination Notice, the Indenture Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series plus the sum of the amounts with respect to each Series and with respect to each Payment Date equal to any Collections of Finance Charge and Administrative Receivables allocable to Noteholders of such Series which are payable to the holders of Trust Beneficial Interests or Certificates after payment of all amounts owing to the Noteholders of such Series with respect to such Payment Date or required to be deposited in the applicable Series Accounts with respect to such Payment Date and any amounts required to be paid to any Series Enhancer for such Series with respect to such Payment Date pursuant to the terms of any Enhancement Agreement; provided, however, that the holder of the Trust Beneficial Interest or Certificate shall be responsible for payment of the Transferor's portion of such aggregate Servicing Fees and all other such amounts in excess of such aggregate Servicing Fees. Each holder of a Trust Beneficial Interest or Certificate agrees that, if ABC (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge and Administrative Receivables that the Transferor and such holder is entitled to receive pursuant to this Agreement, the Indenture or any Indenture Supplement shall be reduced by an amount sufficient to pay the Transferor's share of the compensation of the Successor Servicer.

      (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 8.01 of the Trust Agreement, and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing of the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor or its designee in such electronic form as it may reasonably request and shall transfer all other records, correspondence and documents to it in the manner and at such times as it shall reasonably request. To the extent that compliance with this Section shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

      Section 7.03. Notification to Noteholders. Within five (5) Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give notice thereof to the Owner Trustee, the Indenture Trustee, each Rating Agency and each Series Enhancer and the Indenture Trustee shall give notice thereof to the Noteholders. Upon any termination or appointment of a Successor Servicer pursuant to this Article, the Indenture Trustee shall give prompt notice thereof to the Noteholders.

                              [END OF ARTICLE VII]

                                  ARTICLE VIII

                                   TERMINATION

      Section 8.01. Termination of Agreement. This Agreement and the respective obligations and responsibilities of the Trust, the Transferor and the Servicer under this Agreement shall terminate, except with respect to the duties described in Section 5.04, on the Trust Termination Date.

                              [END OF ARTICLE VIII]

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

      Section 9.01. Amendment; Waiver of Past Defaults.

      (a) This Agreement may be amended by the parties hereto from time to time prior to, or in connection with, the issuance of the first Series of Notes hereunder without the requirement of any consents or the satisfaction of any conditions set forth below. This Agreement may also be amended from time to time by the Servicer, the Transferor and the Trust, by a written instrument signed by each of them, without the consent of the Indenture Trustee, any Series Enhancer or any of the Noteholders; provided that (i) the Transferor shall have delivered to the Indenture Trustee and the Owner Trustee an Officer's Certificate, dated the date of any such Amendment, stating that the Transferor reasonably believes that such amendment will not have an Adverse Effect and (ii) the Rating Agency Condition shall have been satisfied with respect to any such amendment. Additionally, notwithstanding the preceding sentence, this Agreement will be amended by the Servicer and the Trust at the direction of the Transferor without the consent of the Indenture Trustee or any of the Noteholders or Series Enhancers to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or a portion of the Trust (i) to qualify as, and to permit an election to be made to cause the Trust to be treated as, a "financial asset securitization investment trust" as described in the provisions of Section 860L of the Code, and (ii) to avoid the imposition of state or local income or franchise taxes imposed on the Trust's property or its income; provided, however, that (i) the Transferor delivers to the Indenture Trustee and the Owner Trustee an Officer's Certificate to the effect that the proposed amendments meet the requirements set forth in this subsection, (ii) the Rating Agency Condition shall have been satisfied with respect to such amendment and
(iii) such amendment does not affect the rights, duties or obligations of the Indenture Trustee or the Owner Trustee hereunder.

      (b) This Agreement may also be amended from time to time by the Servicer, the Transferor and the Trust, with the consent of the Noteholders evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Notes of all affected Series for which the Transferor has not delivered an Officer's Certificate stating that there is no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions (changes in Pay Out Events or Events of Default that decrease the likelihood of the occurrence thereof shall not be considered delays in the timing of distributions for purposes of this clause) to be made to Noteholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Noteholder, (ii) change the definition of or the manner of calculating the interest of any Noteholder without the consent of each affected Noteholder,
(iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Noteholder or (iv) adversely affect the rating of any Series or Class by each

Rating Agency without the consent of the Holders of Notes of such Series or Class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Notes of such Series or Class.

      (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Trust shall furnish notification of the substance of such amendment to the Indenture Trustee and each Noteholder, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency and each Series Enhancer.

      (d) It shall not be necessary for the consent of Noteholders under this
Section 9.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

      (e) Notwithstanding anything in this Section 9.01 to the contrary, no amendment may be made to this Agreement which would adversely affect in any material respect the interests of any Series Enhancer without the consent of such Series Enhancer.

      (f) Any Indenture Supplement executed in accordance with the provisions of
Article X of the Indenture shall not be considered an amendment of this Agreement for the purposes of this Section 9.01.

      (g) The Holders of Notes evidencing more than 66-2/3% of the aggregate unpaid principal amount of the Notes of each Series or, with respect to any Series with two (2) or more Classes, of each Class (or, with respect to any default that does not relate to all Series, 66-2/3% of the aggregate unpaid principal amount of the Notes of each Series to which such default relates or, with respect to any such Series with two or more Classes, of each Class) may, on behalf of all Noteholders, waive any default by the Transferor or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Noteholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

      (h) The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee's rights, duties or immunities under this Agreement or otherwise. In connection with the execution of any amendment hereunder, the Owner Trustee shall be entitled to receive the Opinion of Counsel described in subsection 9.02(d).

      Section 9.02. Protection of Right, Title and Interest to Trust.

      (a) The Servicer shall cause this Agreement, all amendments and supplements hereto and all financing statements and continuation statements and any other necessary documents covering the

Indenture Trustee's and the Trust's right, title and interest to the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Indenture Trustee, Noteholders and the Trust hereunder to all property comprising the Trust Assets. The Servicer shall deliver to the Owner Trustee and Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

      (b) Within thirty (30) days after any Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC, such Transferor shall give the Owner Trustee and the Indenture Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest or ownership interest in the Receivables and the proceeds thereof.

      (c) Each Transferor shall give the Owner Trustee and the Indenture Trustee prompt notice of any relocation of its chief principal executive office or any change in the jurisdiction under whose laws it is organized and whether, as a result of such relocation or change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Each Transferor shall at all times maintain its chief principal executive offices within the United States and shall at all times be organized under the laws of a jurisdiction located within the United States.

      (d) The Transferor shall deliver to the Owner Trustee and the Indenture Trustee (i) upon the execution and delivery of each amendment of this Agreement, an Opinion of Counsel to the effect specified in Exhibit D-1; (ii) on each date specified in subsection 2.09(c)(viii) with respect to Aggregate Additions to be designated as Accounts, an Opinion of Counsel substantially in the form of Exhibit D-2; and (iii) on or before June 30 of each year, beginning with June 30, 2001, an Opinion of Counsel substantially in the form of Exhibit D-3.

      Section 9.03. GOVERNING LAW.

      THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 9.04. Notices; Payments.

      (a) All demands, notices, instructions, directions and communications (collectively, "Notices") under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission (i) in the case of the Transferor, to Advanta Business Receivables Corp., 639 Isbell Road, Suite 390, Reno, Nevada, 89509, Attention: Treasury Department facsimile no.
(702) 322-8888, (ii) in the case of the Servicer, to Advanta Bank Corp., 11850 South Election Road, Draper, Utah 84020, Attention: Treasury Department (facsimile no. (801)523-2929, (iii) in the case of the Trust or the Owner Trustee, to Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Denise Geran facsimile no.
(302) 651-8882), (iv) in the case of the Rating Agency for a particular Series, the address, if any, specified in the Indenture Supplement relating to such Series, and (v) to any other Person as specified in the Indenture or any Indenture Supplement; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

      (b) Any Notice required or permitted to be given to a Holder of Registered Notes shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Note Register. No Notice shall be required to be mailed to a Holder of Bearer Notes or Coupons but shall be given as provided below. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such Notice. In addition, (a) if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to Noteholders shall be published in an Authorized Newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement and (b) in the case of any Series or Class with respect to which any Bearer Notes are outstanding, any Notice required or permitted to be given to Noteholders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

      Section 9.05. Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Notes or the rights of the Noteholders.

      Section 9.06. Further Assurances.

      The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee and the Indenture Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

      Section 9.07. No Waiver; Cumulative Remedies.

      No failure to exercise and no delay in exercising, on the part of the Owner Trustee, the Indenture Trustee or the Noteholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

      Section 9.08. Counterparts.

      This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

      Section 9.09. Third-Party Beneficiaries.

      This Agreement will inure to the benefit of and be binding upon the parties hereto, the Indenture Trustee, the Noteholders, any holder of a Foreclosure Certificate or Supplemental Certificate, any Series Enhancer and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

      Section 9.10. Actions by Noteholders.

      (a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Noteholders, such action or Notice may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders.

      (b) Any Notice, request, authorization, direction, consent, waiver or other act by the Holder of a Note shall bind such Holder and every subsequent Holder of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Transferor or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note.

      Section 9.11. Rule 144A Information.

      For so long as any of the Notes of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Transferor, the Owner Trustee, the Indenture Trustee, the Servicer and any applicable Series Enhancer agree to cooperate with each other to provide to any Noteholders of such Series or Class and to any prospective purchaser of Notes designated by such Noteholder, upon the request of such Noteholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

      Section 9.12. Merger and Integration.

      Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

      Section 9.13. Headings.

      The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

      Section 9.14. Limitation of Liability.

      Notwithstanding any other provision herein or elsewhere, this Agreement has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall Wilmington Trust Company, in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Agreement and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

                               [END OF ARTICLE IX]

      IN WITNESS WHEREOF, the Transferor, the Servicer and the Trust have caused this Transfer and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.




                                    ADVANTA BUSINESS RECEIVABLES CORP.,
                                       Transferor


                                    By: /s/ Michael Coco
                                       ----------------------------------
                                    Name: Michael Coco
                                    Title: Vice President - Finance


                                    ADVANTA BANK CORP.,
                                       Servicer


                                    By: /s/ Mark B. Hales
                                       ----------------------------------
                                    Name: Mark B. Hales
                                    Title: President


                                    WILMINGTON TRUST COMPANY,
                                    as Owner Trustee of
                                    Advanta Business Card Master Trust


                                    By: /s/ Anita Dallago
                                       ----------------------------------
                                    Name: Anita Dallago
                                    Title: Financial Services Officer

Acknowledged and Accepted:

BANKERS TRUST COMPANY,
   not in its individual capacity,
   but solely as Indenture Trustee


By: /s/ Peter Becker
    ___________________________
Name:  Peter Becker
Title: Assistant Vice President

             [Signature Page to Transfer and Servicing Agreement]

                                    EXHIBIT A

      FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL DESIGNATED ACCOUNTS (AS REQUIRED BY SECTION 2.09 OF THE TRANSFER AND SERVICING AGREEMENT)

      ASSIGNMENT No. __ OF RECEIVABLES in Additional Designated Accounts dated as of _____________,* by and among ADVANTA BUSINESS RECEIVABLES CORP., a Nevada corporation, as Transferor (the "Transferor"), ADVANTA BANK CORP., a Utah industrial loan corporation, as Servicer (the "Servicer"), and WILMINGTON TRUST COMPANY as owner trustee of ADVANTA BUSINESS CARD MASTER TRUST (the "Trust"), pursuant to the Transfer and Servicing Agreement referred to below.

                                   WITNESSETH

      WHEREAS, the Transferor, the Servicer and the Trust are parties to the Transfer and Servicing Agreement, dated as of August 1, 2000 (as amended and supplemented, the "Agreement");

      WHEREAS, pursuant to the Agreement, the Transferor wishes to designate Additional Designated Accounts to be included as Accounts and to convey the Receivables of such Additional Designated Accounts (as each such term is defined in the Agreement), whether now existing or hereafter created, to the Trust; and

      WHEREAS, the Trust is willing to accept such designation and conveyance subject to the terms and conditions hereof;

      NOW, THEREFORE, the Transferor, the Servicer and the Trust hereby agree as follows:

      1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

      "Addition Date" shall mean, with respect to the Additional Designated Accounts designated hereby, ____________, ____.

      "Additional Cut-Off Date" shall mean, with respect to the Additional Designated Accounts designated hereby, ____________, ____.




------------------------------

*       To be dated as of the applicable Addition Date.


                                  Exhibit A-1

      2. Designation of Additional Designated Accounts. On or before the date hereof, the Transferor will deliver to the Owner Trustee a computer file or microfiche list containing a true and complete schedule identifying all such Additional Designated Accounts (the "Additional Designated Accounts") specifying for each such Additional Designated Account, as of the Additional Cut-Off Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account, which computer file or microfiche list shall supplement Schedule 1 to the Agreement.

      3. Conveyance of Receivables. (a) The Transferor does hereby transfer, assign, set over and otherwise convey, without recourse except as set forth in the Transfer and Servicing Agreement, to the Trust, all its right, title and interest in, to and under the Receivables of such Additional Designated Accounts existing at the close of business on the Addition Date and thereafter created from time to time until the termination of the Trust, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds (including "proceeds" as defined in the UCC) thereof. The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Owner Trustee, the Indenture Trustee, any Noteholders or any Series Enhancer of any obligation of the Servicer, the Transferor or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, MasterCard(R)(1), and VISA(R)(1) or insurers.

            (b) The Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables in Additional Designated Accounts existing on the Addition Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of its interest in such Receivables to the Trust, and to deliver a file-stamped copy of each such financing statement or other evidence of submission for filing to the Owner Trustee on or prior to the Addition Date. The Owner Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

            (c) In connection with such sale, the Transferor further agrees, at its own expense, on or prior to the date of this Assignment, to indicate in the appropriate computer files that Receivables created in connection with the Additional Designated Accounts and designated hereby have been conveyed to the Trust pursuant to the Agreement and this Assignment.

------------------------------

(1) MasterCard and Visa are registered trademarks of MasterCard International Incorporated and VISA USA, Inc., respectively.


                                  Exhibit A-2

            (d) The Transferor does hereby grant to the Trust a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to the Receivables in the Additional Designated Accounts existing on the Addition Date and thereafter created, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto, all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit, and advices of credit consisting of, arising from or related to the foregoing, and all "proceeds" (including "proceeds" as defined in the UCC) thereof. This Assignment constitutes a security agreement under the UCC.

      4. Acceptance by Trust. The Trust hereby acknowledges its acceptance of all right, title and interest to the property, existing on the Addition Date and thereafter created, conveyed to the Trust pursuant to Section 3(a) of this Assignment. The Trust further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Transferor delivered to the Owner Trustee the computer file or microfiche list described in Section 2 of this Assignment.

      5. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trust, as of the Addition Date that:

            (a) Legal Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

            (b) Eligibility of Accounts. As of the Additional Cut-Off Date, each Additional Designated Account designated hereby is an Eligible Account;

            (c) Insolvency. As of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Transferor has occurred and the transfer by the Transferor of Receivables arising in the Additional Designated Accounts to the Trust has not been made in contemplation of the occurrence thereof;

            (d) Pay Out Event; Event of Default. The Transferor reasonably believes that (A) the transfer of the Receivables arising in the Additional Designated Accounts will not, based on the facts known to the Transferor, then or thereafter cause a Pay Out Event or Event of Default to occur with respect to any Series and (B) no selection procedure was utilized by the Transferor which would result in the selection of Additional Designated Accounts (from among the available Eligible Accounts available to the Transferor) that would be materially adverse to the interests of the Noteholders of any Series as of the Addition Date;


                                  Exhibit A-3

            (e) Security Interest. This Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest, whether owned on the Addition Date or thereafter acquired, of the Transferor in the Receivables existing on the Addition Date or thereafter created in the Additional Designated Accounts, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and the "proceeds" (including "proceeds" as defined in the applicable UCC) thereof, or, if this Assignment does not constitute a sale of such property, it constitutes a grant of a "security interest" (as defined in the applicable UCC) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property;

            (f) No Conflict. The execution and delivery by the Transferor of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Transferor, will not conflict with or violate any Requirements of Law applicable to the Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound;

            (g) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment; and

            (h) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by the Transferor in connection with the execution and delivery of this Assignment by the Transferor and the performance of the transactions contemplated by this Assignment by the Transferor, have been obtained.

      6. Ratification of Agreement. As supplemented by this Assignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

      7. Counterparts. This Assignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.


                                  Exhibit A-4

      8. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      9. Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Assignment has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall Wilmington Trust Company in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Assignment and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

                            [SIGNATURE PAGE FOLLOWS]


                                  Exhibit A-5

      IN WITNESS WHEREOF, the Transferor, the Servicer and the Trust have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.



                                    ADVANTA BUSINESS RECEIVABLES CORP.,
                                      Transferor


                                    By:________________________________
                                    Name:
                                    Title:


                                    ADVANTA BANK CORP.,
                                       Servicer


                                    By:________________________________
                                    Name:
                                    Title:



                                    By:   WILMINGTON TRUST COMPANY,
                                          as Owner Trustee of Advanta Business
                                          Card Master Trust


                                    By:________________________________
                                    Name:
                                    Title:



                                  Exhibit A-6

                                    EXHIBIT B

            FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS
     (AS REQUIRED BY SECTION 2.10 OF THE TRANSFER AND SERVICING AGREEMENT)

      REASSIGNMENT No. _______ OF RECEIVABLES dated as of _________,* by and among ADVANTA BUSINESS RECEIVABLES CORP., a Nevada corporation, as Transferor (the "Transferor"), ADVANTA BANK CORP., a Utah industrial loan corporation, as Servicer and WILMINGTON TRUST COMPANY, as owner trustee of ADVANTA BUSINESS CARD MASTER TRUST (the "Trust"), pursuant to the Transfer and Servicing Agreement referred to below.

                                   WITNESSETH:

      WHEREAS the Transferor, the Servicer and the Trust are parties to the Transfer and Servicing Agreement, dated as of August 1, 2000 (as amended and supplemented, the "Agreement");

      WHEREAS pursuant to the Agreement, the Transferor wishes to remove from the Trust all Receivables owned by the Trust in certain designated Accounts (the "Removed Accounts") and to cause the Trust to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Transferor; and

      WHEREAS the Trust is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

      NOW, THEREFORE, the Transferor and the Trust hereby agree as follows:

      1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

      "Removal Date" shall mean, with respect to the Removed Accounts designated hereby, ___________, ____.

      "Removal Cut-Off Date" shall mean, with respect to the Removed Accounts ______________, ____.



------------------------------

*       To be dated as of the Removal Date.


                                  Exhibit B-1

      2. Designation of Removed Accounts. On or before the date that is 10 Business Days after the Removal Date, the Transferor will deliver to the Owner Trustee a computer file or microfiche list containing a true and complete schedule identifying all Accounts the Receivables of which are being removed from the Trust, specifying for each such Account, as of the Removal CutOff Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account, which computer file or microfiche list shall supplement Schedule 1 to the Agreement.

      3. Conveyance of Receivables. (a) The Trust does hereby transfer, assign, set over and otherwise convey to the Transferor, without recourse, on and after the Removal Date, all right, title and interest of the Trust in, to and under the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts designated hereby, all Interchange and Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto and all proceeds thereof.

      (b) In connection with such transfer, the Trust agrees to execute and deliver to the Transferor on or prior to the date this Reassignment is delivered, applicable termination statements prepared by the Transferor with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by the Trust of its interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

      4. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trust as of the Removal Date:

            (a) Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

            (b) Pay Out Event; Event of Default. The Transferor reasonably believes that (A) the removal of the Receivables existing in the Removed Accounts will not, based on the facts known to the Transferor, then or thereafter cause a Pay Out Event or Event of Default to occur with respect to any Series and (B) no selection procedure was utilized by the Transferor which would result in a selection of Removed Accounts that would be materially adverse to the interests of the Noteholders of any Series as of the Removal Date.

            (c) List of Removed Accounts. The list of Removed Accounts delivered pursuant to subsection 2.09(c) of the Agreement, as of the Removal Date, is true and complete in all material respects.


                                  Exhibit B-2

      5. Ratification of Agreement. As supplemented by this Reassignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

      6. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

      7. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      8. Limitation of Liability. Notwithstanding any other provision herein or elsewhere, this Reassignment has been executed and delivered by Wilmington Trust Company, not in its individual capacity, but solely in its capacity as Owner Trustee of the Trust, in no event shall Wilmington Trust Company in its individual capacity have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Reassignment and each other document, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.


                                  Exhibit B-3

      IN WITNESS WHEREOF, the Transferor, the Servicer and the Trust have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.


                                    ADVANTA BUSINESS RECEIVABLES CORP.,
                                       Transferor:


                                    By:________________________________
                                    Name:
                                    Title:


                                    ADVANTA BANK CORP.,
                                       Servicer


                                    By:________________________________
                                    Name:
                                    Title:



                                    WILMINGTON TRUST COMPANY,
                                       as Owner Trustee of Advanta Business
                                       Card Master Trust


                                    By:________________________________
                                    Name:
                                    Title:



                                  Exhibit B-4

                                    EXHIBIT C

                      FORM OF ANNUAL SERVICER'S CERTIFICATE

(To be delivered on or before September 30 of each calendar year beginning with
   September 30, 2001, pursuant to Section 3.05 of the Transfer and Servicing
                          Agreement referred to below)

                      ADVANTA BUSINESS CARD MASTER TRUST

      The undersigned, a duly authorized representative of Advanta Bank Corp., Inc., as Servicer ("ABC"), pursuant to the Transfer and Servicing Agreement, dated as of August 1, 2000 (as amended and supplemented, the "Agreement"), among ADVANTA BUSINESS RECEIVABLES CORP., as transferor, ABC and WILMINGTON TRUST COMPANY, as owner trustee of ADVANTA BUSINESS CARD MASTER TRUST, does hereby certify that:

      1. ABC is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

      2. The undersigned is an Authorized Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trust.

      3. A review of the activities of the Servicer during [the year ended December 31], ____, and of its performance under the Agreement was conducted under my supervision.

      4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

      5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the one-year period ending June 30, ____ which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: [If applicable, insert "None."]


                                  Exhibit C-1

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this ____ day of __________________, 20__.


                              ADVANTA BANK CORP.,
                                 Servicer


                              By:________________________________
                              Name:
                              Title:



                                  Exhibit C-2

                                  EXHIBIT D-1

                          FORM OF OPINION OF COUNSEL
                          WITH RESPECT TO AMENDMENTS

                (Provisions to be included in Opinion of Counsel
               to be delivered pursuant to subsection 9.02(d)(i))

      The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions Of Counsel delivered on any applicable Closing Date.

      (i) The amendment to the Transfer and Servicing Agreement, attached hereto as Schedule 1 (the "Amendment" ), has been duly authorized, executed and delivered by the Transferor and constitutes the legal, valid and binding agreement of the Transferor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws from time to time in effect affecting creditors' rights generally. The enforceability of the Transferor's obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (ii) The Amendment has been entered into in accordance with the terms and provisions of Section 9.01 of the Transfer and Servicing Agreement.


                                  Exhibit D-1-1

                                  EXHIBIT D-2

                          FORM OF OPINION OF COUNSEL
                           WITH RESPECT TO ACCOUNTS

                (Provisions to be included in Opinion of Counsel
     (which may be in the form of one or more opinions of separate counsel) to be delivered pursuant to subsection 9.02(d)(ii))

      The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date.

      1. The Receivables constitute accounts or general intangibles under
Article 9 of the UCC.

      2. The Assignment creates in favor of the Trust a security interest in the rights of the Transferor in such of the Receivables arising in accounts identified in Schedule 1 to the Assignment as constitute accounts. To the extent that such security interest is not an interest of a buyer of accounts, then the Assignment creates in favor of the Trust a security interest in the rights of the Transferor in the proceeds of the Receivables.

      3. To extent that transactions contemplated by the Assignment do not constitute a sale by the Transferor to the Trust of such of the Receivables arising in accounts identified in schedules to the Assignment as constitute general intangibles or the proceeds thereof, the Assignment creates in favor of the Trust a security interest in the rights of the Transferor in such of the Receivables as constitute general intangibles and the proceeds thereof.

      4. The applicable Receivables Purchase Agreement and related Conveyance Papers creates in favor of the Transferor a security interest in the rights of ABC in such of the Receivables arising in accounts identified in Schedule 1 to the applicable Receivables Purchase Agreement and related Conveyance Papers as constitute accounts. To the extent that such security interest is not an interest of a buyer of accounts, then the Receivables Purchase Agreement and related Conveyance Papers create in favor of the Transferor a security interest in the rights of ABC in the proceeds of the Receivables.

      5. To the extent that transactions contemplated by the applicable Receivables Purchase Agreement and related Conveyance Papers do not constitute a sale by ABC to the Transferor of such of the Receivables as constitute general intangibles or the proceeds thereof, the applicable Receivables Purchase Agreement and related Conveyance Papers creates in favor of the Transferor a security interest in the rights of ABC in such of the Receivables as constitute general intangibles and the proceeds thereof.

      6. The security interests described in paragraphs 2, 3, 4 and 5 above are perfected and of first priority.

                                 Exhibit D-2-1

      7. To the extent that transactions contemplated by the Assignment constitute a sale by the Transferor to the Trust of such of the Receivables as constitute general intangibles or the proceeds thereof, no filing, registration, or other action is required to be made or taken under applicable law to perfect the interest of the Trust in such Receivables.

      8. In the event that the FDIC were appointed the conservator or receiver of ABC and a court were to determine that the transfers of Receivables by ABC to the Transferor pursuant to the Receivables Purchase Agreement were not true sales or absolute assignments of the Receivables to the Transferor, such court, exercising reasonable judgment after full consideration of all of the relevant facts, and if the matter were properly briefed and presented, would hold that the security interest in such Receivables granted by ABC to the Indenture Trustee pursuant to the Security Agreement would be enforceable against ABC notwithstanding the insolvency of ABC or the appointment of the FDIC as conservator or receiver of ABC.

      9. The Indenture is effective to create a valid security interest in favor of the Indenture Trustee, for the benefit of the Noteholders, in all of the Trust's right, title and interest in, to and under the Receivables identified in
Schedule 1 to the Assignment that are transferred to the Indenture Trustee pursuant to the Indenture. The perfection of such security interest (to the extent comprising an interest in accounts or general intangibles) is governed by [Delaware law].


                                 Exhibit D-2-2

                          PROVISIONS TO BE INCLUDED IN
                            ANNUAL OPINION OF COUNSEL

      The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date. Unless otherwise indicated, all capitalized terms used herein shall have the meanings ascribed to them in the Transfer and Servicing Agreement and in the Assignment.

      1. No filing or other action, other than such filing or other action described in this opinion letter, is necessary from the date of this opinion letter through June 30 of the following year to continue the perfected status of the security interest of the Trust in the Receivables described in the financing statements referenced in this opinion letter.

      2. No filing or other action, other than such filings or other action described in this opinion letter, is necessary from the date of this opinion letter through June 30 of the following year to continue the perfected status of the security interest of the Transferor in the Receivables described in the financing statements referenced in this opinion letter.


                                 Exhibit D-2-3

                                   SCHEDULE 1

                                List of Accounts

                   [Original list delivered to Owner Trustee]



                                  Schedule 1-1